UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Proto Labs, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proto Labs, Inc.
5540 Pioneer Creek Drive
Maple Plain, Minnesota 55359
(763) 479-3680
April 8, 2026
Dear Fellow Shareholder:
The Board of Directors of Proto Labs, Inc. cordially invites you to join our 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, May 19, 2026 at 8:30 a.m. Central Time. Our Annual Meeting will be a “virtual meeting” of shareholders, which will be conducted exclusively online via live webcast.
We will be using the “Notice and Access” method of furnishing proxy materials via the Internet to our shareholders. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about April 8, 2026, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.
It is important that your shares be represented at the Annual Meeting, whether or not you plan to participate. Please vote electronically via the Internet or, if you receive a paper copy of the proxy card by mail, you may vote by Internet, telephone or by returning your signed proxy card in the envelope provided. If you do participate in the Annual Meeting and desire to vote at that time, you may do so as described in the Proxy Statement.
We hope that you will be able to participate in the Annual Meeting.
Very truly yours,
 Rainer Gawlick
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2026

Proto Labs, Inc. will hold its 2026 Annual Meeting of Shareholders online via live webcast on Tuesday, May 19, 2026 at http://www.virtualshareholdermeeting.com/PRLB2026. The Annual Meeting will begin at 8:30 a.m. Central Time. The proxy materials were made available to you via the Internet or mailed to you beginning on or about April 8, 2026.

TIME AND DATE:	8:30 a.m. Central Time, on Tuesday, May 19, 2026

ITEM OF BUSINESS:
At the Annual Meeting, our shareholders will:
1.Elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.
2.Vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026.
3.Vote on an advisory basis to approve the compensation of the officers disclosed in the accompanying Proxy Statement, which we refer to as a “say-on-pay” vote.
4.Vote on an advisory basis on the frequency of the Company's future say-on-pay votes, which we refer to as a "say-when-on-pay" vote.
5.Vote on the approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
6.Act on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

RECOMMENDATION:
The board of directors recommends that shareholders vote FOR each of the following:
•Each of the director nominees named in the accompanying Proxy Statement.
•The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026.
•The approval of the say-on-pay proposal.
•The approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
The board of directors recommends that shareholders vote ONE YEAR on the following:
•The say-when-on-pay proposal.

Only shareholders of record at the close of business on March 24, 2026 may vote at the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors

Jacob Heilman Corporate Secretary

YOUR VOTE IS IMPORTANT
Whether or not you plan to join the Annual Meeting, we urge you to vote as soon as possible. If you received the Notice of Internet Availability of Proxy Materials (the “Notice”), you may vote via the Internet as described in the Notice. If you received a copy of the proxy card by mail, you may vote by Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2026.
Our Proxy Statement for the 2026 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. Risks and uncertainties that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated in our subsequent Quarterly Reports on Form 10-Q. To the extent permitted under applicable law, Proto Labs, Inc. assumes no obligation to update any forward-looking statements as a result of new information or future events.

PROXY SUMMARY

This Proxy Summary provides general information about Proto Labs, Inc. (the “Company” and "Protolabs") and highlights certain information contained elsewhere in this Proxy Statement. As it is only a summary, please refer to the entire Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025 before you vote. The Proxy Statement and accompanying materials were first provided to shareholders on or about April 8, 2026.
2025 HIGHLIGHTS
Protolabs generated record revenue in 2025 of $533.1 million. Adjusted for constant currencies, Protolabs organic revenue grew 5.7%, the highest growth rate since 2018. Constant currency organic revenue growth is a non-GAAP measure; for information regarding GAAP revenue and the impact of foreign currency exchange rates and non-organic revenue, see our earnings release furnished as an exhibit to our Current Report on Form 8-K filed on February 6, 2026.
Protolabs' unique digital factory and network offering helped customers innovate in key growth industries like drones, satellites, rockets, robotics, and data centers. This growth drove $1.66 non-GAAP earnings per diluted share in 2025, an increase from 2024. The Company defines non-GAAP earnings per share as net income determined under U.S. GAAP, adjusted for certain items, divided by the weighted average number of diluted shares outstanding. A reconciliation of non-GAAP net income to its most directly comparable GAAP financial measure is included in Appendix B to this Proxy Statement.
Our regional go-to-market teams focused on how we can serve customers better from prototype to production. We made investments in additional marketing to build our brand as a production manufacturer, allocated resources to improve our sales enablement tools and processes, and continued to expand our production manufacturing capabilities. This customer focus resulted in a 13.3% increase in revenue per customer contact over 2024.
DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Audit Committee(1)	Compensation and Talent Committee	Nominating and Governance Committee
Suresh Krishna	57	2025	No
Archie C. Black	64	2016	Yes
Sujeet Chand	68	2017	Yes
Moonhie Chin	68	2019	Yes
Rainer Gawlick	58	2008	Yes
Donald G. Krantz	71	2017	Yes
Sven A. Wehrwein	75	2011	Yes

Chairperson
Member
(1)Moonhie Chin has been appointed to be a member of the Audit Committee, effective May 19, 2026.

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TENURE	AGE	DIVERSITY
Average: 10 Years	Average: 66 Years	43% Diverse

SKILLS & EXPERIENCE
QUALIFICATIONS / ATTRIBUTES	Suresh Krishna	Archie C. Black	Sujeet Chand	Moonhie Chin	Rainer Gawlick	Donald G. Krantz	Sven A. Wehrwein
Finance: Well versed in finance with the ability to interpret financial results and what drives performance, obtain the most from its value drivers and foresee the likely outcomes from board decisions.	●	●	●	●	●		●
Operational: Experience with operational matters, including developing long-term operational strategies and leading organizations to meet objectives. Knowledge of multiple operational functions and principles. Proven ability to plan and manage operational process for maximum efficiency and productivity.	●	●	●	●	●	●	●
Industry Experience: IM, CNC, 3DP, & Sheet Metal: Relevant experience in the industry in which the Company operates.	●		●		●	●
Public Company Leadership: Current or former executive of publicly-listed company.	●	●	●	●	●	●	●
Strategy and M&A: Experience with M&A activities; current or former executive role with responsibility to develop and execute corporate strategy.	●	●	●	●	●	●	●
Sales, Marketing, E-commerce: Current or former executive role with responsibilities for sales, marketing, e-commerce, or customer service.	●	●		●	●
Technology, IT, Cybersecurity: Expertise or degree in area, covering digital technology, artificial intelligence, cyber security, digital marketing, social media, etc. Could be current or former executive role in the IT sector.		●	●	●	●	●
Global Experience: Proven knowledge of the overseas markets in which the Company operates.	●	●	●	●	●	●	●
Lean Manufacturing Expertise: Qualifications include current or former executive role in the manufacturing sector; expertise in sourcing, manufacturing, supply chain, infrastructure, logistics, product development, distribution and marketing.	●		●			●
Risk Oversight: Risk oversight processes assess the nature and scope of risks applicable to the Company, review appropriate controls to minimize risks, and monitor the controls to ensure their effectiveness.	●	●	●	●	●	●	●
Corporate Governance Expertise: Corporate governance oversight includes the rules, controls, policies, and processes that guide the Company's operations and corporate behavior.	●	●	●	●	●		●

GENDER
Female				●
Male	●	●	●		●	●	●

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SKILLS & EXPERIENCE
QUALIFICATIONS / ATTRIBUTES	Suresh Krishna	Archie C. Black	Sujeet Chand	Moonhie Chin	Rainer Gawlick	Donald G. Krantz	Sven A. Wehrwein
OTHER QUALIFICATIONS & TENURE
Sitting CEO	●
Number of other public company boards	0	1	2	0	1	0	2
Years on Board	1	10	8	6	17	9	14

CORPORATE GOVERNANCE HIGHLIGHTS
•Separate Board Chairperson and CEO
•Risk oversight by full Board and Committees
•Majority voting standard for uncontested director elections
•Annual election of directors
•Bylaws provide for Proxy Access by shareholders
•Annual advisory say-on-pay vote
CORPORATE RESPONSIBILITY AND SUSTAINABILITY HIGHLIGHTS
Our corporate responsibility and sustainability practices are built on a foundation of shared fundamental values. Our value statements are: We are one Team, We are Kind, We are Makers, We Win or We Learn and We Take Ownership. These values help us to deliver strong financial results that create value for our Company and our shareholders in a way that respects our communities and the environments in which we operate.
•We are one Team – We are one global team. We're successful when we work together, challenge one another, and make decisions that support our common goals. We are authentic in our interactions.
•We are Kind – We are clear with our words and actions. We seek and give thoughtful and constructive feedback delivered with respect. We're open to other's opinions and support decisions made.
•We are Makers – Whether we manufacture a part or provide a customer experience, we demonstrate excitement in our work. We embrace change and create space for experimentation and calculated risks.
•We Win or We Learn – We're dedicated to achieving our goals. When we fail, we learn and respond with resiliency. When we win, we share in celebration.
•We Take Ownership – We take pride in our work. We are enthusiastic about the impact we make on our employees, our customers, and the communities we serve.
Environmental
•Digital Manufacturing Drives Sustainability
As a digital manufacturer, we are able to assist our customers as they focus on materials management, operational productivity and on-demand solutions. Digital manufacturing is a solution our customers can deploy to reduce product waste by iterating part designs virtually, on a digital twin model before any actual production begins. With on-demand production of parts, there is also reduced reliance on storage facilities since inventory is virtual – the parts you need, when you need them. Our on-demand manufacturing model also helps customers with end-of-life planning for products, reducing the need for ordering excess parts with shifting market demand.
When paired with a robust e-commerce platform, digital manufacturing can also increase efficiencies in material selection and usage, the procurement process, and accelerate innovation. Furthermore, reducing scrap rate requires monitoring systems that enable automated process cycle sheet generation, ensuring run-to-run repeatability and reducing operator error. This kind of monitoring system can improve consistency in part production and reduce scrap costs, especially in injection molding and parts nonconformance. We believe sustainability in product development, and in manufacturing, is the future and we will continue to support our customers in their own sustainability journeys.
•Environmental Priorities
We are committed to having a positive impact on the environment. Our environmental key priorities include: nonrenewable energy use reduction and environmental compliance. We have devoted resources to manage increasing

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costs of energy, particularly in the European region, and sought opportunities to reduce our consumption of energy resources. We also embraced opportunities to shift our energy consumption to renewable resources.
In 2025, we again hosted InspirON in Europe, an online knowledge sharing event to focus on what design engineers need to consider when developing sustainable products for manufacturing. The event was designed to provide insight into designing more sustainable products and to explore how design can help make the manufacturing process greener and more efficient. The event covered topics ranging from: manufacturing innovation in the face of adversity, using rapid manufacturing to solve complex development challenges, and practical innovation for production methods.
In 2021, we were awarded a Manufacturing Leadership Award from the National Association of Manufacturers (NAM) in the Sustainability Leadership category. This category recognizes companies embracing manufacturing processes that are non-polluting, conserve energy and natural resources, and are economically sound and safe for employees, communities, and consumers. In 2020, we installed nearly 1,900 solar panels on the roof of our facility in Plymouth, MN, one of our larger manufacturing facilities. The solar array covers nearly 20 percent of our energy use in Plymouth, MN and offsets the equivalent of 1.3 million pounds of CO2 and preserves 775 acres of forest annually.
We strive to maximize recycling in both our manufacturing and office facilities. In our manufacturing facilities, we recycle metal, plastic and water used throughout the manufacturing processes. Finally, the Green Team, an employee-led organization, educates our employees on how they can positively impact the environment, both at work and at home. The Green Team also provides opportunities for employees to positively impact the environment, including activities like roadside cleanup and tree planting.
Social
•Leadership
In 2025, our global human resources leadership advanced our initiatives to identify untapped talent as we continue to integrate operations of the factory and network. This work includes engaging employees throughout the global organization and rewarding those who are living our values through quarterly recognition of individuals and teams. We periodically conduct employee engagement surveys to identify and drive improvements in the Protolabs workplace where employee feedback is used to drive action plans to create an environment where our employees can do their best work. We strive to create a culture of accountability, ethical conduct, and operational excellence. Our leadership team is evaluated against performance goals tied to our strategic priorities and shareholder interest.
•Workforce Demographics
As of December 31, 2025, we had 2,280 full-time employees, including 1,627 full-time employees in the United States and 653 full-time employees in Europe. We also use independent contractors and other temporary employees across the organization to augment our regular staff. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel.
We believe our employees are critical to our success and continually seek employee feedback to enhance employee engagement. In 2025 our attrition rates were 13.6% in both the United States and Europe. Our 2025 attrition rates include actions we took during the year to reduce our workforce in areas of the business that we are in the process of restructuring and transforming to improve operational efficiency and streamline the organization. Cost savings generated from these restructuring and transformation initiatives are being redeployed into technology investments, including enhancements to core systems, automation, and digital capabilities, to support growth in the Company's core business and further drive scale and efficiency.
•Compensation and Benefits
We believe our success depends on our ability to attract, retain and motivate a broad range of employees in a competitive and evolving environment. To support this objective, we maintain a competitive compensation program designed to align employee performance with company results. In determining employee compensation, our executive leadership team considers a number of factors, including individual and company performance, manager input, competitive market data from third party compensation surveys, our compensation philosophy and leadership experience. Annually, our executive leadership team reviews recommendations form managers regarding compensation levels based on an employee’s job performance, skills, experience, qualifications, and role within the organization. We also award long-term equity-based compensation to certain high performing employees and managers whose roles have significant impact on the creation of shareholder value.
We provide employee benefits that meet or exceed legal requirements. Our benefits programs include, but are not limited to, paid leave, retirement savings plans, health and dental coverage, and family related benefits including maternity, parental, family care, and childcare benefits. Overtime is performed and compensated in accordance with applicable law and the terms of the individual’s employment contract or other applicable contract or agreement.

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•Education
We believe that investing in the education of our employees is critical to our success. We provide our employees with access to a robust learning management system that offers hundreds of courses on various topics ranging from compliance to leadership to job-specific skills. In 2025, employees spent an average of 35 hours per employee in training sessions. We provide an Educational Assistance Program for employees, which offers financial assistance for both professional and personal development to inspire employees to continuously enhance their skills and knowledge. We have a customized leadership development program designed for current and aspiring managers in search of developing their leadership skills. The program provides training on topics that are aligned with our Leadership Principles and our Core Values. In 2025, we completed the third year of our mentorship program to provide opportunities for mentors and mentees to accelerate their personal and professional development through a one-on-one guided relationship.
To ensure our industry remains robust, we are committed to supporting Science, Technology, Engineering and Mathematics (STEM) programs in the cities where we have facilities. Through the Protolabs Foundation, we provide STEM education grants to eligible organizations. In addition, we partner with schools, colleges, and universities to provide various outreach opportunities and sponsorships.
•Health, Safety and Wellness
We are committed to providing a safe and healthy working environment that minimizes health and safety risks. Our processes support accident prevention and prioritizes the health and safety of all our employees and all others affected by their activities. We provide and require our employees to use personal protective equipment at all times. To ensure our employees understand the importance of safety, we provide regular, mandatory training.
We strive to continuously improve our employees’ health, safety, and wellness. Our “I Am” safety program teaches that safety is the responsibility of every individual in our organization. We believe this program is the basis for our excellent safety compliance record. We believe that our employees are our most valuable asset, and their safety and health is among our top priorities.
In addition to concentrating on employee safety in the workplace, we also focus on the overall wellbeing of our employees. We continue to invest in a variety of employee health and wellness programs, including gym membership discounts, on-site fitness classes at certain facilities, wellness newsletters and learning sessions, and by providing various Employee Assistance Programs.
•Charitable Giving
We pride ourselves in being a responsible corporate citizen through our Protolabs Foundation. We support several charitable causes with our Employee Matching, Community Grants, and Major Gifts Programs. The Foundation’s efforts serve as a sustaining investment in the future of the communities where our employees live and work, and a commitment to build talent to support the future employment needs of the manufacturing industry. Through our Foundation and employee led community involvement team, a wide variety of charitable activities are organized, including supporting Girls Who Code, packing meal boxes for Matter Box, and volunteering for Feed My Starving Children, and making financial contributions to charitable causes, many of which are matched through the Protolabs Foundation Employee Giving Program. Our financial support and our community outreach programs are intended to improve the quality of life in the communities where we have facilities.
•Human Rights
We recognize our responsibility to protect human rights and we are committed to fostering an organizational culture which promotes support for internationally recognized human rights and labor standards. We strive to respect and promote human rights in accordance with the UN Guiding Principles on Business and Human Rights in our relationship with our employees, customers, and suppliers. We have established a Human Rights Policy which is available on the Investor Relations section of our website.
•Supply Chain
We are committed to conducting our business in accordance with the highest ethical standards and in compliance with all applicable laws, rules, and regulations. We expect our suppliers to share our principles and uphold our standards and for each to develop policies and programs as appropriate to ensure that all workers understand and adhere to these standards. We have established a Vendor Code of Conduct Policy, including guidance on anti-bribery, privacy, and data protection; responsible sourcing of materials; environmental standards; labor and human rights and anti-tax evasion. Our full policy is available on the Investor Relations section of our website.

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OUR COMPENSATION APPROACH
We believe our success depends in large measure on our ability to attract, retain and motivate a talented senior management team to effectively lead our Company in a dynamic and changing business environment, and that a competitive executive compensation program is essential to that effort. We believe that our executive compensation program should support our short- and long-term strategic and operational objectives, and reward corporate and individual performance that contributes to creating value for our shareholders.
Consistent with this philosophy, and past practice, the majority of our named executive officers’ 2025 summary annual compensation is considered "at risk".
2025 Summary Annual Compensation

CEO(1)	CFO & CTAIO	Other Current NEO

Salary	Non-Equity Incentive Plan Compensation	Option Awards	Stock Awards	At-Risk

(1)The salary and non-equity incentive plan compensation to Mr. Krishna are presented on an annualized basis as if he were CEO for the full year, and the equity awards shown for Mr. Krishna include his annual fiscal year 2025 equity awards, but do not include his one-time performance-based inducement grants, which were entirely in the form of PSUs tied to a three-year performance period as described in "Compensation Discussion and Analysis—Key Actions and Decisions in 2025—Executive Officer Transitions" below.
AGENDA ITEMS AND BOARD RECOMMENDATIONS
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the below proposals is described in more detail in this Proxy Statement:

	Proposal	Board's Voting Recommendation

1.	Election of the seven director nominees named in this Proxy Statement to serve for one-year terms.	For
2.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026.	For
3.	Advisory vote to approve the executive officer compensation disclosed in this Proxy Statement (“say-on-pay”).	For
4.	Advisory vote on the frequency of the Company's future say-on-pay votes ("say-when-on-pay").	One Year
5.	Approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.	For

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PROXY STATEMENT
The Board of Directors of Proto Labs, Inc. is soliciting proxies for use at the Annual Meeting to be held on May 19, 2026, and at any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:Who can vote?
A:You can vote if you were a shareholder at the close of business on the record date of March 24, 2026 (the “Record Date”). There were a total of 23,792,488 shares of our common stock outstanding on the Record Date. The Notice of Internet Availability of Proxy Materials (the “Notice”), notice of Annual Meeting, this Proxy Statement and accompanying proxy card and the Annual Report on Form 10-K for 2025 were first mailed or made available to you beginning on or about April 8, 2026. This Proxy Statement summarizes the information you need to vote at the Annual Meeting.
Q:Who can attend the Annual Meeting?
A:This year, the 2026 Annual Meeting will once again be conducted exclusively virtually via live webcast at www.virtualshareholdermeeting.com/PRLB2026 (the “Annual Meeting Website”). All shareholders, regardless of size, resources or physical location, eligible to attend the Annual Meeting will be able to participate via webcast and will be able to communicate with us and ask questions before and during the Annual Meeting. All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.
Q:What am I voting on?
A:You are voting on:
•Election of seven nominees as directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.
•Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026.
•Approval on an advisory basis of the compensation of our officers disclosed in this Proxy Statement, which we refer to as a “say-on-pay” vote.
•Approval on an advisory basis of the frequency of future say-on-pay votes, which we refer to as a "say-when-on-pay" vote.
•Approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
Q:How does the board of directors recommend I vote on the proposals?
A:The board is soliciting your proxy and recommends you vote:
•FOR each of the director nominees;
•FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026;
•FOR the say-on-pay proposal;
•ONE YEAR on the say-when-on-pay proposal; and
•FOR the approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
Q:Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
A:“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for 2025, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice instructs as to how you may access and review all of the proxy materials on the Internet.

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The Notice also instructs as to how you may submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.
Q:How many shares must be voted to approve each proposal?
A:Quorum. A majority of the shares entitled to vote, present in person (virtually) or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 23,792,488 shares of our common stock were issued and outstanding. A majority of those shares will constitute a quorum for the purpose of electing directors and adopting proposals at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.
Vote Required. Generally, directors are elected by a majority of the votes cast with respect to the director, meaning that the votes cast “for” a director must exceed the votes cast “against” the director. However, in a contested election of directors in which the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes present in person (virtually) or by proxy at the meeting. The election of directors at the Annual Meeting will be an uncontested election, and therefore directors will be elected by a majority of the votes cast with respect to the director.
The proposal to ratify the selection of our independent registered public accounting firm must be approved by the affirmative vote of the greater of (a) a majority of the shares of our common stock present in person (virtually) or by proxy at the Annual Meeting and entitled to vote on the proposal or (b) a majority of the minimum number of shares of common stock entitled to vote that would constitute a quorum. For the advisory say-on-pay vote and the advisory say-when-on-pay vote, there is no minimum approval necessary since they are advisory. However, if the advisory say-on-pay resolution in this Proxy Statement receives more votes “for” than “against,” then the Board will deem it approved by the shareholders on an advisory basis. For the say-when-on-pay vote, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency deemed approved by the shareholders on an advisory basis. The say-on-pay and say-when-on-pay votes are advisory and are not binding on the board of directors. The proposal to approve the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan must be approved by the affirmative vote of the greater of (a) a majority of the shares of our common stock present in person (virtually) or by proxy at the Annual Meeting and entitled to vote on the proposal or (b) a majority of the minimum number of shares of common stock entitled to vote that would constitute a quorum.
Q:What is the effect of broker non-votes and abstentions?
A:A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to any non-discretionary proposals. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting, other than the ratification of the selection of our independent registered public accounting firm. As a result, there will not be any broker non-votes with respect to that proposal. Broker non-votes will have no effect on the outcome of any of the other proposals, unless the voting standard under clause (b) of the last sentence of the previous paragraph applies, in which case broker non-votes will have the same effect as a vote against the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person (virtually) or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Abstentions will have no effect on the voting for the election of directors, the advisory say-on-pay proposal or the advisory say-when-on-pay proposal. Abstentions will have the same effect as voting against the proposal to ratify the selection of our independent registered public accounting firm and the proposal to approve the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
Q:How will the proxies vote on any other business brought up at the Annual Meeting?
A:By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting, or any adjournments or postponements thereof. We do not know of any other business to be considered at the Annual Meeting. The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.
Q:How do I cast my vote?
A:If you are a shareholder whose shares are registered in your name, you may vote using any of the following methods:
•Internet. You may vote by going to the web address www.proxyvote.com 24-hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 18, 2026 and following the instructions for Internet voting shown on your Notice or proxy card.

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•Telephone. If you requested printed proxy materials and you received a paper copy of the proxy card, you may vote by dialing 1-800-690-6903 24-hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 18, 2026 and following the instructions for telephone voting shown on your proxy card.
•Mail. If you requested printed proxy materials and you receive a paper copy of the proxy card, then you may vote by completing, signing, dating and mailing the proxy card in the envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Internet or telephone, please do not mail your proxy card.
•Virtually at the Annual Meeting Website. If you are a shareholder whose shares are registered in your name, you may vote virtually via live webcast during the Annual Meeting.
If your shares are held on account at a brokerage firm, bank or similar organization, you will receive voting instructions from your bank, broker or other nominee describing how to vote your shares. You must follow those instructions to vote your shares. You will receive the Notice that instructs how to access our proxy materials on the Internet and vote your shares via the Internet. It also instructs how to request a paper copy of our proxy materials. If you hold your shares in street name and want to vote virtually during the Annual Meeting, then you must obtain a legal proxy from your broker or nominee.
Proxies that are voted via the Internet or by telephone in accordance with the voting instructions provided, and proxy cards that are properly signed, dated and returned, will be voted in the manner specified.
Q:Can I vote my shares by filling out and returning the Notice?
A:No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by voting at the Annual Meeting.
Q:Can I revoke or change my vote?
A:You can revoke your proxy at any time before it is voted at the Annual Meeting by:
•submitting a new proxy with a more recent date than that of the prior proxy given before 11:59 p.m. Eastern Time on May 18, 2026 by (1) following the Internet voting instructions or (2) following the telephone voting instructions;
•completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the Annual Meeting; or
•participating in the virtual Annual Meeting and revoking the proxy by voting those shares when joining the meeting.
Joining the Annual Meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares virtually at the Annual Meeting, you should revoke your prior proxy in the same way you initially submitted it—that is, by Internet, telephone or mail.
Q:Who will count the votes?
A:Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes. Daniel Schumacher, our Chief Financial Officer, will act as inspector of election for the Annual Meeting.
Q:Is my vote confidential?
A:All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:
•to allow Broadridge Financial Solutions, Inc. to tabulate the vote;
•to allow Daniel Schumacher to certify the results of the vote; and
•to meet applicable legal requirements.
Q:What shares are included on my proxy?
A:Your proxy will represent all shares registered to your account.
Q:What happens if I don’t vote shares that I own?
A:For shares registered in your name. If you do not vote shares that are registered in your name by voting in person (virtually) at the Annual Meeting or by proxy through the Internet, telephone or mail, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.
For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that

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matter at the Annual Meeting. See “What is the effect of broker non-votes and abstentions?” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.
Q:What if I do not specify how I want my shares voted?
A:If you are a registered shareholder and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:
•FOR each of the director nominees;
•FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026;
•FOR the say-on-pay proposal;
•ONE YEAR on the say-when-on-pay proposal; and
•FOR the approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I revoke or change my vote?”
If you hold shares through a broker, please see above under “What happens if I don’t vote shares that I own?”
Q:What does it mean if I get more than one Notice or proxy card?
A:Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.
Q:How many votes can I cast?
A:You are entitled to one vote per share on all matters presented at the Annual Meeting or any adjournment or postponement thereof. There is no cumulative voting.
Q:When are shareholder proposals and nominees due for the 2027 Annual Meeting of Shareholders?
A:If you want to submit a shareholder proposal or nominee for the 2027 Annual Meeting of Shareholders, you must submit the proposal in writing to our Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, so it is received by the relevant dates set forth below under “Submission of Shareholder Proposals and Nominations.”
Q:What is “householding”?
A:We may send a single Notice, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice is being householded and you wish to receive multiple copies of the Notice, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact:
Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
1-800-542-1061
Broadridge will deliver the requested documents to you promptly upon receipt of your request.
Q:How is this proxy solicitation being conducted?
A:We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. We may solicit proxies in person, via the Internet, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 24, 2026 regarding the beneficial ownership of our common stock by:
•each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock;
•each of our named executive officers named in the Summary Compensation Table ("SCT") below;
•each of our directors and each director nominee; and
•all of our current executive officers, directors and director nominees as a group.
The percentage of beneficial ownership is based on 23,792,488 shares of common stock outstanding as of March 24, 2026. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359.

Name and Address of Beneficial Owner	Beneficial Ownership on March 24, 2026
	Number		Percent
Greater than 5% shareholders:

BlackRock, Inc.
50 Hudson Yards
New York, NY 10001	3,553,868	(1)	14.9%

Disciplined Growth Investors, Inc.
150 South Fifth Street, Suite 2550
Minneapolis, MN 55402	2,673,729	(2)	11.2%

Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746	1,300,864	(3)	5.5%

Directors and named executive officers:
Archie C. Black	26,218	(4)	*
Sujeet Chand	24,653	(4)	*
Moonhie Chin	20,096	(4)	*
Rainer Gawlick	43,883	(4)	*
Stacy Greiner	19,644	(4)	*
Donald Krantz	24,653	(5)	*
Sven A. Wehrwein	32,295	(5)	*
Suresh Krishna	13,179	(6)	*
Daniel Schumacher	57,122	(7)	*
Michael R. Kenison	40,297	(8)	*
Marc Kermisch	—		*
Robert Bodor	55,748		*
Oleg Ryaboy	—		*
All current directors and executive officers as a group (11 persons)	302,040	(9)	1.3%
*Represents beneficial ownership of less than one percent
(1)Information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on July 17, 2025. BlackRock has sole voting power over 3,493,202 shares of our common stock and sole dispositive power over 3,553,868 shares of our common stock.
(2)Information is based on a Schedule 13G/A filed with the SEC by Disciplined Growth Investors, Inc. (“DGI”) on February 17, 2026. DGI has sole voting power over 2,398,250 shares of our common stock and sole dispositive power over 2,673,729 shares of our common stock.

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(3)Information is based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP (“Dimensional Fund”) on January 23, 2025. Dimensional Fund has sole voting power over 1,260,689 shares of our common stock and sole dispositive power over 1,300,864 shares of our common stock.
(4)Includes 3,939 shares of deferred stock units that vest on May 19, 2026 and will be settled after separation from service on the board of directors.
(5)Includes 3,939 shares of restricted stock units that vest on May 19, 2026.
(6)Includes 4,074 shares of restricted stock units that vest on May 23, 2026 and 7,380 shares Mr. Krishna has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(7)Includes 559 shares of restricted stock units that vest on May 20, 2026 and 23,300 shares that Mr. Schumacher has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(8)Includes 22,245 shares that Mr. Kenison has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(9)Includes 52,925 shares held by our current executive officers and directors, in the aggregate, that can be acquired from us within 60 days of the date of the table pursuant to the exercise of stock options, 19,695 shares of deferred stock units, in the aggregate, that vest on May 19, 2026 and will be settled after separation from service on the board of directors, 7,878 shares of restricted stock units that vests on May 19, 2026, 559 shares of restricted stock units that vest on May 20, 2026 and 4,074 shares of restricted stock units that vest on May 23, 2026.

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CORPORATE GOVERNANCE
Board Leadership Structure
Rainer Gawlick leads our board of directors in his role as Chairman. Our board of directors believes that its leadership structure is appropriate for our Company in light of the importance of maintaining independent board leadership and engagement.
As Chairman, Dr. Gawlick:
•presides at all meetings of the board of directors, including executive sessions of the independent directors;
•conducts the annual performance review of the Chief Executive Officer, with input from the other independent directors;
•sets the board agenda and frequency of meetings, in consultation with the committee chairs as applicable; and
•has the authority to convene meetings of the independent directors at every meeting.
Risk Oversight
Our management is responsible for defining the various risks facing our Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board’s responsibility is to monitor our risk management processes by using board meetings, management presentations and other opportunities to educate itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the board is not responsible, however, for defining or managing our various risks. The full board is responsible for monitoring management’s responsibility in the area of risk oversight. In addition, the audit committee and the compensation and talent committee have risk oversight responsibilities in their respective areas of focus, on which they report to the full board. Management reports from time to time to the full board, the audit committee and the compensation and talent committee on risk management. The board focuses on the material risks facing our Company, including operational, credit, liquidity, legal and cybersecurity risks, to assess whether management has reasonable controls in place to address these risks.
Nominating Process and Director Selection
In consultation with other members of the board of directors, the nominating and governance committee is responsible for identifying individuals whom it considers qualified to become board members. The nominating and governance committee will screen potential director candidates, including those recommended by shareholders, and recommend to the board of directors suitable nominees for the election to the board of directors. The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for directors. The nominating and governance committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and governance committee through shareholders, management, current members of the board of directors, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.
In considering whether to recommend an individual for election to the board, the nominating and governance committee considers, as required by the corporate governance guidelines and its charter, the board’s overall balance of diversity of perspectives, backgrounds, and experiences. The nominating and governance committee views diversity expansively and considers, among other things, breadth and depth of relevant business and board skills and experiences, educational background, employment experience and leadership performance as well as those intangible factors that it deems appropriate to develop a heterogeneous and cohesive board, such as integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate’s relevant experience with the experience of other board members, the willingness of the candidate to devote sufficient time to board duties, and likelihood that he or she will be willing and able to serve on the board for an extended period of time.
The nominating and governance committee will consider a recommendation by a shareholder of a candidate for election as a Protolabs director. Shareholders who wish to recommend individuals for consideration by the nominating and governance committee to become nominees for election to the board may do so by submitting a written recommendation to our Secretary. Recommendations must be received by the Secretary within the timelines specified in our Bylaws to be considered by the nominating and governance committee for possible nomination at our Annual Meeting of Shareholders the following year. Our Bylaws provide that such notice should be received no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. All recommendations must contain the information required in our Bylaws and corporate governance guidelines, including, among other things, the identification of the nominee, a written consent by the recommended individual to agree to be named in our proxy statement and to serve as

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director if elected, and the name and address of the shareholder submitting the nomination. Nominees recommended by shareholders will be evaluated in the same manner as nominees from other sources. Shareholders may also have the opportunity to include nominees in our proxy statement by complying with the requirements set forth in Section 2.17 of our Bylaws. Recommendations must be received by the Secretary within the timeframes noted under “Submission of Shareholder Proposals and Nominations.”
Proxy Access
Our Bylaws include a “proxy access” provision for director nominations under which eligible shareholders may nominate candidates for election to our board and inclusion in our proxy statement. The “proxy access” provision permits an eligible shareholder, or an eligible group of up to 20 shareholders, owning continuously for at least three years shares of our Company representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in our annual meeting proxy materials director nominees not to exceed the greater of (i) two or (ii) 25 percent of the number of directors then serving on our board, or, if such amount is not a whole number, the closest whole number below 25 percent, but not less than two. Such nominations are subject to certain eligibility, procedural, and disclosure requirements set forth in section 2.17 of our Bylaws, including the requirement that our Company must receive notice of such nominations not less than 120 calendar days prior to the anniversary date of the prior year’s annual proxy materials mailing, except as otherwise provided in section 2.17 of our Bylaws. Section 2.17 of our Bylaws provides the exclusive method for a shareholder to include nominees for election to the board of directors in the Company’s proxy materials, other than with respect to Rule 14a-19 to the extent applicable with respect to the form of proxies.
Director Independence
Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that, with the exception of Suresh Krishna, our Chief Executive Officer, all of the directors and director nominees are “independent directors” as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.
Code of Ethics and Business Conduct
We have adopted a code of ethics and business conduct relating to the conduct of our business by our employees, officers and directors, which is posted on our website at www.protolabs.com under the investor relations section. Annually, our employees are required to complete code of conduct and business ethics training. We plan to post to our website at the address described above any future amendments or waivers to our code of ethics and business conduct.
Insider Trading Policies
We have adopted an Insider Trading Policy and a Supplement to Insider Trading Policy that govern the purchase, sale, and other dispositions and transactions in our securities by our directors, officers and employees, which are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. It is also the Company's policy to comply with all applicable insider trading laws when transacting in its own securities.
Copies of our Insider Trading Policy and Supplement to Insider Trading Policy are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Prohibitions on Hedging and Pledging
Our Supplement to Insider Trading Policy prohibits executive officers and directors from engaging in the following transactions with respect to the Company’s securities: (i) purchasing the Company’s securities on margin, or otherwise pledging the Company’s securities; (ii) short sales of the Company’s securities; (iii) buying or selling put or call options on the Company’s securities, or entering into hedging transactions with respect to the Company’s securities such as “costless collars,” “prepaid variable forwards,” “equity swaps” or similar transactions intended to preserve value; and (iv) engaging in limit orders, standing orders or other pre-arranged transactions that execute automatically, with limited exceptions.

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Communications with the Board and Corporate Governance Guidelines
Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the board of directors. Any shareholder or other interested party who desires to communicate with the board, individually or as a group, may do so by writing to the intended member or members of the board, c/o Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359. A copy of our Corporate Governance Guidelines is available at www.protolabs.com under the investor relations section.
All communications received in accordance with these procedures will initially be received and processed by the office of our Secretary to determine that the communication is a message to one or more of our directors and will be relayed to the appropriate director or directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full board or one or more of its committees and whether any response to the person sending the communication is appropriate.
Board Meetings
During 2025, the full board of directors met four times in person and held eight meetings via videoconference. Four of the meetings were preceded and/or followed by an executive session of the independent directors, chaired by Dr. Gawlick or the acting chair of the meeting. Each of our then-serving directors attended at least 75% percent of the meetings of the board and any committee on which they served in 2025. We do not maintain a formal policy regarding the board’s attendance at annual shareholder meetings; however, board members are expected to regularly attend all board meetings and meetings of the committees on which they serve and are encouraged to make every effort to attend the Annual Meeting of Shareholders. All of our then-serving directors attended the 2025 Annual Meeting of Shareholders.
Committees of the Board
Our board of directors has established an audit committee, a compensation and talent committee and a nominating and governance committee. The charters of these committees are posted on our website at www.protolabs.com under the investor relations section.
The current composition and responsibilities of each committee, as well as the number of times it met during 2025, are described below.

Audit Committee	Compensation and Talent Committee	Nominating and Governance Committee
Sven A. Wehrwein (chair)	Moonhie Chin (chair)	Sujeet Chand (chair)
Rainer Gawlick	Archie C. Black	Archie C. Black
Stacy Greiner	Donald G. Krantz	Sven A. Wehrwein
Effective May 19, 2026, our board approved the following composition of each of committee.

Audit Committee	Compensation and Talent Committee	Nominating and Governance Committee
Sven A. Wehrwein (chair)	Moonhie Chin (chair)	Sujeet Chand (chair)
Rainer Gawlick	Archie C. Black	Archie C. Black
Moonhie Chin	Donald G. Krantz	Sven A. Wehrwein
Audit Committee
Among other matters, our audit committee:
•oversees management’s processes for ensuring the quality and integrity of our consolidated financial statements, our accounting and financial reporting processes, and other financial information provided by us to any governmental body or to the public;
•evaluates the qualifications, independence and performance of our independent auditor and internal audit function;
•oversees, reviews and discusses with management, and reports to the Board: the Company's cybersecurity, information technology, data security and business continuity risks; the potential impact of those risks and threats on the Company's business, operations and reputation; and management's processes, procedures and actions to identify, assess, monitor, manage and mitigate such risks and threats;
•oversees the resolution of any disagreements between management and the auditors regarding financial reporting;
•oversees our investment and cash management policies; and

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•supervises management’s processes for ensuring our compliance with legal, ethical and regulatory requirements as set forth in policies established by our board of directors.
Each of the members of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the New York Stock Exchange (“NYSE”). Our board of directors has determined that Sven A. Wehrwein is an audit committee financial expert, as defined under the applicable rules of the SEC. The audit committee met seven times in 2025.
Nominating and Governance Committee
Among other matters, our nominating and governance committee:
•identifies qualified individuals to become board members, consistent with criteria approved by the board;
•selects director nominees for the next Annual Meeting of Shareholders;
•determines the composition of the board’s committees and evaluates and enhances the effectiveness of the board and individual directors and officers; and
•develops and implements the corporate governance guidelines for our Company.
Each member of our nominating and governance committee satisfies the NYSE independence standards. The nominating and governance committee met four times in 2025.
Compensation and Talent Committee
Among other matters, our compensation and talent committee:
•reviews and approves compensation programs, awards and employment arrangements for executive officers;
•administers compensation plans for employees;
•reviews our programs and practices relating to leadership development and continuity;
•determines the compensation of non-employee directors;
•ensures that succession planning for senior management positions are prepared for, and presented to, our board of directors;
•updates and administers any compensation recovery policy allowing the Company to recoup compensation paid to officers and other employees; and
•reviews our pay equity and pay gap analyses.
In addition, the compensation and talent committee has the authority to select, retain and compensate compensation consulting firms and other experts as it deems necessary to carry out its responsibilities.
Each member of our compensation and talent committee satisfies the NYSE independence standards and is a “non-employee director” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. The compensation and talent committee met eight times in 2025.
Certain Relationships and Related Party Transactions
Related Person Transaction Approval Policy
Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Subject to the exceptions described below, our related person policy requires our audit committee to review and approve any proposed related person transaction and all material facts with respect thereto. In reviewing a transaction, our audit committee will consider all relevant facts and circumstances, including (1) whether the terms are fair to us, (2) whether the transaction is material to us, (3) the role the related person played in arranging the transaction, (4) the structure of the transaction, (5) the interests of all related persons in the transaction, and (6) whether the transaction has the potential to influence the exercise of business judgment by the related person or others. Our audit committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to us and our shareholders and the terms of the transaction are fair to us. No related person transaction will be consummated without the approval or ratification of our audit committee. Under our related person policy, a related person includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include payment of compensation by us to a related person for the related person’s service to us as an employee, director or executive officer, transactions available to all of our employees and shareholders on the same terms and transactions between us and the related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve $120,000 or less in a year.
Since the beginning of 2025, we have not engaged in any related party transactions as defined above.

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PROPOSAL 1—ELECTION OF DIRECTORS
General Information
Seven directors will be elected at the Annual Meeting. Upon the recommendation of the nominating and governance committee, the board of directors has nominated for election the seven persons named below. Following discussions with Ms. Greiner, the nominating and governance committee and board did not nominate Ms. Greiner to stand for re-election at the Annual Meeting. The board of directors thanks Ms. Greiner for her years of service and contributions to the Company. The Board has resolved that, effective at the Annual Meeting, the number of directors will be reduced to seven. Proxies cannot be voted for a greater number of persons than seven, which is the number of nominees.

Each of the seven director nominees has consented to being named a nominee and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is duly elected and qualified, or until the earlier death, resignation, removal or disqualification of such director. There are no family relationships between any director and any executive officer. Each nominee listed below is currently a director of Protolabs and has been duly elected by shareholders.
Nominees
The names of the nominees and other information are set forth below:

Suresh Krishna – Age 57 Director since 2025
Mr. Krishna has served as our President and Chief Executive Officer and as a Director since May 2025. Prior to joining Protolabs, Mr. Krishna served as President and Chief Executive Officer of Northern Tool + Equipment, a manufacturer and retailer of tools and commercial equipment, from April 2020 to November 2024. Prior to joining Northern Tool + Equipment, Mr. Krishna served as the Senior Vice President and Chief Operations, Supply
Chain and Lean Officer of Sleep Number Corporation from April 2016 to April 2020. Mr. Krishna also served in various leadership positions at Polaris Inc., including as Vice President and Business Unit Head of Europe Middle East & Africa from 2014 to 2016 and Vice President of Global Operations and Integration from 2010 to 2014. From 2007 to 2010, he served at a division of UTC Fire & Security. Mr. Krishna holds a B.S. in Mechanical Engineering and a M.S. in Business Administration.
Skills and Qualifications
Mr. Krishna's combination of engineering, operations and executive management experience enables him to bridge technical, operational, and commercial priorities effectively. He has significant experience driving innovation, scaling digital capabilities, and leading organizations through periods of change. His broad operational acumen, strategic insight, and experience guiding and leading global teams make him a highly qualified leader and a valuable contributor to the Board’s oversight of Protolabs’ long‑term strategy.

Archie C. Black – Age 64 Director since 2016 Committees Compensation & Talent Nominating & Governance
Mr. Black has served as a Director of our Company since March 2016, including as Chairman of the Board from May 2020 to May 2023, and currently serves as a member of the Compensation and Talent Committee and Nominating and Governance Committee. From 2001 until his retirement in October 2023, Mr. Black served as the Chief Executive Officer of SPS Commerce, Inc., a provider of cloud-based supply chain management solutions. Mr. Black served as a director of SPS Commerce, Inc. from 2001 to May 2024 and as Executive Chair of its board from October 2023 to May 2024. Prior to joining SPS Commerce, Inc., Mr. Black was a Senior Vice President and Chief Financial Officer at Investment Advisors, Inc. Prior to his time at Investment Advisors, Inc., Mr. Black spent three years at PricewaterhouseCoopers.
Skills and Qualifications
Mr. Black contributes to our board’s extensive management, financial, and operational experience. During his time as President and Chief Executive Officer at SPS Commerce, Inc., Mr. Black led the transformation of a tech-driven startup company into a global business and developed a deep knowledge of the requirements involved with being a public company.
Other Current U.S. Public Company Board Memberships:
Graco, Inc.

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Sujeet Chand – Age 68 Director since 2017 Committees Nominating & Governance (Chair)
Dr. Chand has served as a Director of our Company since May 2017, and currently serves as the Chair of the Nominating and Governance Committee. Dr. Chand was the Senior Vice President and Chief Technology Officer at Rockwell Automation, Inc. from 2005 until his retirement in 2021. Prior to taking on that role, Dr. Chand served in various leadership positions at Rockwell. Dr. Chand has sat on multiple government, industry, and higher education advisory boards, and has long had significant interaction with the board of directors of Rockwell. Dr. Chand earned a Doctor of Philosophy degree in electrical and computer engineering and a master's degree in electrical engineering from the University of Florida.

Skills and Qualifications
Dr. Chand’s qualifications to serve on our board of directors include, among other skills and qualifications, his deep technical expertise and industry knowledge, particularly his experience at Rockwell and his service on other public company boards. Dr. Chand brings a highly effective balance of strategic insight and technical engineering skills, as well as a unique perspective on technology, innovation and customer needs. He has previously served on the boards of the National Institute for Standards and Technology (NIST), National Electrical Manufacturers Association (NEMA), FIRST Robotics, Wisconsin Technology Council, University of Wisconsin Foundation, and Robert W. Baird Venture Partners. He has also represented the U.S. as the head of a delegation to Intelligent Manufacturing Systems, a worldwide consortium on manufacturing technology.

Other Current U.S. Public Company Board Memberships:
Flowserve Corporation
Veeco Instruments, Inc.

Moonhie Chin – Age 68 Director since 2019 Committees Compensation & Talent (Chair)
Ms. Chin has served as a Director of our Company since August 2019 and currently serves as the Chair of the Compensation and Talent Committee since May 2023. Ms. Chin was employed at Autodesk from 1989 to 2019 and held multiple leadership positions, including most recently, Senior Vice President of Digital Platform and Experience. Autodesk is a global leader in Architectural, Engineering and Construction (AEC), Product Design and Manufacturing, and Media and Entertainment Software with millions of customers. Her expertise extends to general management, business model transformation from perpetual license to subscription, digital platforms, extracting business insights from advanced analytics, global multi-channel models, global customer support and operations, strategic planning, and corporate governance. Prior to joining Autodesk, she worked for the General Electric Company, which she joined after earning her B.S. from the Columbia University School of Engineering and Applied Sciences. Ms. Chin served on the Board of FARO Technologies from July 2021 until its acquisition by AMETEK in July 2025, chairing the Nominating, Governance & Sustainability Committee and serving on the Talent Development & Compensation Committee.
Skills and Qualifications
Ms. Chin's leadership, strategic acumen, operational proficiency and exceptional track record of incubating and driving new initiatives enable her to provide valuable insights and counsel on strategy and the realization of key drivers. She is a recognized mentor to emerging leaders, especially women in technology, and is engaged in leadership opportunities that promote a culture of excellence, positive team dynamics, and personal and professional development.

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Rainer Gawlick – Age 58 Director since 2008 Committees Audit
Dr. Gawlick has served as our Chairman of the Board since May 2023. Dr. Gawlick has served as a Director of our Company since September 2008, currently serves as a member of the Audit Committee, and served as the Chair of the Compensation and Talent Committee from 2010 until 2023. He also serves on the boards of ChyronHego, Sectigo, Oktopost, PhotoShelter (Chair), Plastik AI, and Progress Software Corporation, a publicly traded company, where he is also a member of the Audit Committee and the Strategy Committee. Previously, from July 2015 to October 2016, Dr. Gawlick was President of Perfecto Mobile, Ltd., a leader in mobile testing. Prior to that he was with IntraLinks, Inc., a computer software company providing virtual data rooms and other content management services, where he served as Executive Vice President of Global Sales. From August 2008 to April 2012, Dr. Gawlick served as Chief Marketing Officer of Sophos Ltd, a computer security company providing endpoint, network and data protection software. From April 2005 to August 2008, Dr. Gawlick served as Vice President of Worldwide Marketing and Strategy at SolidWorks Corp., a CAD software company. He also has held a variety of executive positions in other technology businesses and was a consultant with McKinsey & Company.
Skills and Qualifications
Dr. Gawlick has extensive sales, marketing and product-management experience in the technology industry. Dr. Gawlick offers expertise in building brand awareness, managing marketing and sales on a global scale and developing growth strategies, which enables him to counsel our Company on our on-going growth initiatives. In addition, Dr. Gawlick has extensive business experience in Europe, which is our key international market.
Other Current U.S. Public Company Board Memberships:
Progress Software Corporation

Donald G. Krantz – Age 71 Director since 2017 Committees Compensation & Talent
Dr. Krantz has served as a Director of our Company since May 2017 and currently serves as a member of the Compensation and Talent Committee. Since 2020, Dr. Krantz has been a co-founder of Cerulean Sonar, Inc. (formerly Digi Labs), a developer of sonar systems for underwater robots. Dr. Krantz served as our Executive Vice President and Technology Officer from January 2015 until his retirement in June 2016. From January 2007 to January 2015, Dr. Krantz served as our Chief Operating Officer. From November 2005 to January 2007, Dr. Krantz served as our Vice President of Development. Prior to joining our Company, Dr. Krantz served in various roles at MTS Systems, Inc., a builder of custom precision testing and advanced manufacturing systems, including as a business unit Vice President, Vice President of Engineering, and most recently, Chief Technology Officer. Dr. Krantz was an Engineering Fellow at Alliant Techsystems and Honeywell, Inc., and was named the 2005 Distinguished Alumnus of the Department of Computer Science and Engineering at the University of Minnesota. In 2016, he was named a “Titan of Technology” by the Minneapolis/St. Paul Business Journal.
Skills and Qualifications
Dr. Krantz's knowledge of and experience in leadership positions within multiple departments of our Company, as well as his education and experience, enable him to provide guidance and counsel on strategy, relationships, general business matters and risk management.

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Sven A. Wehrwein – Age 75 Director since 2011 Committees Audit (Chair) Nominating & Governance
Mr. Wehrwein has served as a Director of our Company since June 2011, is currently chair of the Audit Committee, and currently serves as a member of the Nominating and Governance Committee. He also served as Chairman of the Board from May 2017 to May 2020. Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. During his 40-plus years in accounting and finance, Mr. Wehrwein has experience as a certified public accountant (inactive), investment banker to emerging-growth companies, chief financial officer, and audit committee chair. He currently serves on the board of directors of SPS Commerce, Inc., a publicly traded supply-chain management software company, and AtriCure, Inc., a publicly traded medical device company. Earlier in his career, Mr. Wehrwein also served on the board of these publicly traded companies: Compellent Technologies, Cogentix Medical, Image Sensing Systems, Synovis Life Technologies, Vital Images, and Zamba. He served as the audit committee chair for all of these companies.
Skills and Qualifications
Mr. Wehrwein’s qualifications to serve on our board of directors include, among other skills and qualifications, his capabilities in financial understanding, strategic planning and auditing expertise, given his experiences in investment banking and in financial leadership positions. As chairman of the audit committee, Mr. Wehrwein also keeps the board abreast of current audit issues and collaborates with our independent auditors and senior management team.
Other Current U.S. Public Company Board Memberships:
AtriCure, Inc.
SPS Commerce, Inc.

Voting Information and Board Voting Recommendation
As set forth in our Third Amended and Restated Articles of Incorporation, as amended, each director shall be elected by the vote of the majority of the votes cast with respect to the director. A majority of the votes cast means that the votes cast “for” a director nominee must exceed the votes that are voted “against” that director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

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COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
The compensation provided to our named executive officers for 2025 is set forth in detail in the SCT and the other tables, accompanying footnotes and narrative that follow in this section. This Compensation Discussion and Analysis explains our executive compensation philosophy, objectives and design, our compensation-setting process, our executive compensation program components and the decisions made in 2025 affecting the compensation of our named executive officers. Throughout this section, we refer to the following individuals as our “named executive officers” or “NEOs”:
•Suresh Krishna, our President and Chief Executive Officer, or CEO;
•Daniel Schumacher, our Chief Financial Officer, or CFO;
•Michael R. Kenison, our Chief Operations Officer;
•Marc Kermisch, our Chief Technology & AI Officer;
•Robert Bodor, our former President and CEO, whose employment terminated on May 20, 2025, the date Mr. Krishna was hired as President and CEO(1); and
•Oleg Ryaboy, our former Chief Technology Officer, who ceased being an executive officer on October 3, 2025 and whose employment terminated on November 2, 2025.
(1)     Dr. Bodor provided transition services pursuant to a consulting agreement with the Company through November 11, 2025.
Executive Summary
This section provides an overview of our performance, key decisions and actions made by our compensation and talent committee during the year, a summary of the governance features of our executive compensation program, and a history of our say-on-pay results.
Summary of Protolabs’ Performance
Protolabs generated record revenue in 2025 of $533.1 million. Adjusted for constant currencies, Protolabs organic revenue grew 5.7%, the highest growth rate since 2018. Constant currency organic revenue growth is a non-GAAP measure; for information regarding GAAP revenue and the impact of foreign currency exchange rates and non-organic revenue, see our earnings release filed as an exhibit to our Current Report on Form 8-K filed on February 6, 2026.
Protolabs' unique digital factory and network helped customers innovate in key growth industries like drones, satellites, rockets, robotics, and data centers. This growth drove non-GAAP earnings per share to $1.66, an increase from 2024.
Our regional go-to-market teams focused on how we can serve customers better from prototype to production. We made investments in additional marketing to build our brand as a production manufacturer, allocated resources to improve our sales enablement tools and processes, and continued to expand our production manufacturing capabilities. This customer focus resulted in a 13.3% increase from 2024 in revenue per customer contact.

Gross Margin	Non-GAAP EPS(1)	Revenue	Cash Generation	Strategic
44.5%	$1.66	$533.1M	$74.5M	Revenue Per Customer Contact(2)
10 bps decrease compared to gross margin of 44.6% in 2024.	1.5% increase compared to non-GAAP earnings per share of $1.63 in 2024.	6.4% increase compared to revenue of $500.9 million in 2024.	Cash generated from operations during the year totaled $74.5 million as compared to $77.8 million in 2024.	Revenue per customer contact was $11,012, a 13.3% increase compared to 2024
(1)The Company defines non-GAAP earnings per share as net income determined under U.S. GAAP, adjusted for stock-based compensation expense, amortization expense, unrealized gain or loss on foreign currency, CEO transition costs, restructuring and transformation costs, and costs related to exit and disposal activities, divided by the weighted average number of diluted shares outstanding. A reconciliation of non-GAAP net income to its most directly comparable GAAP financial measure is included in Appendix B to this Proxy Statement.
(2)Revenue per customer contact is calculated using the revenue recognized during the respective period divided by the actual number of customer contacts served during the same period. Customer contacts are product developers, engineers, procurement and supply chain professionals and other individuals who place an order, and that order is shipped and invoiced during the period. The Company believes revenue per customer contact is useful to investors in evaluating the underlying business trends and ongoing operating performance of the Company.

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Shareholder Value Creation
2025 was a transformational year for the Company and resulted in strong performance as demonstrated through our Total Shareholder Return (TSR). Over the past one and three year periods, our TSR has outperformed our peer group and reference indices. As we continue to execute the Company’s long-term strategy, management is committed to driving profitable revenue growth and increased shareholder value over the long term.
The information above reflects the period ending December 31, 2025, and the “peer group” reflected in the chart above represents the compensation peer group used for 2025 compensation developed by our independent compensation consultant, Pearl Meyer. The peer group includes the following companies: Allient Inc., Badger Meter, Inc., CTS Corporation, Enerpac Tool Group Corp, ESCO Technologies, Inc., FARO Technologies, Inc., Helios Technologies Inc., Lindsay Corporation, nLight, Inc., Rimini Street, Inc., Semtech Corporation, Vicor Corporation, Vishay Precision Group, Inc. and Xometry, Inc.
As shown in the chart above, Proto Labs' TSR outperformed the peer group, the S&P 500 and the Russell 2000 Growth index over both one and three year periods shown, indicating strong performance. Payouts for the 2025 short-term incentive and the long-term incentive ending December 31, 2025 of 99% and 200%, respectively, are well aligned with this strong performance. Additionally, there has been a history of varied payouts due to rigorous goal setting and a strong pay for performance culture. Specifically, our 2021, 2022, 2023 and 2024 annual cash incentive payouts for our named executive officers were well below the target amounts and many performance stock unit ("PSU") awards have been forfeited during times of underperformance.
Key Actions and Decisions in 2025
Executive Officer Transitions
On May 20, 2025, Mr. Krishna was appointed President and Chief Executive Officer of the Company. In connection with his appointment, the compensation and talent committee considered numerous factors, including market data from our compensation peer group as well as examples of recent new hire CEO compensation packages from similarly sized companies to determine his compensation. The committee also considered Mr. Krishna’s prior compensation history, experience and qualifications, internal pay equity, and the Company's other compensation determination factors (as described in “—Compensation Decisions and Processes” below) in determining the total direct compensation package designed to attract, retain and motivate Mr. Krishna in his role as our President and CEO in a competitive market. The package also included one-time performance-based inducement awards granted entirely in the form of PSUs tied to a three-year performance period as described below.
The compensation and talent committee approved Mr. Krishna’s compensation as set forth in his employment agreement:
•an initial annual base salary of $800,000;
•participation in the Company’s annual short-term incentive plan, with a target cash incentive bonus equal to 100% of his base salary, with his payout for 2025 pro-rated based on the number of calendar days he is employed by the Company from his start date through December 31, 2025;

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•entitlement to participate in all employee benefit plans and programs generally available to executive employees of the Company, as determined by the Company and to the extent he meets the eligibility requirements for each individual plan or program; and
•the grant of the following equity awards, effective as of May 23, 2025:
◦$600,000 of restricted stock units (“RSUs”), which will vest 25% in four annual installments beginning on the first anniversary of the grant date;
◦$600,000 of stock options, with an exercise price equal to 100% of the closing share price of the Company’s common stock on the grant date, and which will vest and become exercisable 25% in four annual installments beginning on the first anniversary of the grant date;
◦$1,200,000 of PSUs, with the same terms and conditions as the PSUs granted to the executive officers of the Company in February 2025 (the Company's three-year relative TSR performance); and
◦a one-time performance-based inducement award of $1,000,000 of PSUs, with the same terms and conditions as the PSUs granted to the executive officers of the Company in February 2025 (the Company's three-year relative TSR performance), plus a one-time performance-based inducement award of $1,000,000 of PSUs tied to certain revenue metrics and the Company's three-year relative TSR performance (the one-time PSU awards collectively referred to as the “Inducement Awards”).
On May 20, 2025, Dr. Bodor's employment as President and CEO terminated when the Company appointed Mr. Krishna as President and CEO. In connection with such termination, it was agreed that Dr. Bodor would receive the severance benefits contemplated by the provisions for a termination without cause or a resignation for good reason described in his employment agreement, which agreement had been entered into in January 2021.
In connection with the leadership transition, the Company entered into a consulting agreement with Dr. Bodor to facilitate an orderly transfer of responsibilities and support continuity of key business relationships and strategic initiatives. Pursuant to the consulting agreement, Dr. Bodor provided advisory services to the Company for a limited transition period from his termination as President and CEO through November 11, 2025, for a fee of $5,000 per month. Dr. Bodor did not have executive authority or ongoing management responsibilities under the consulting arrangement. The consulting agreement solely addressed transition related matters and was separate from the severance benefits provided pursuant to Dr. Bodor's employment agreement. The compensation and talent committee reviewed and approved the terms of the consulting arrangement and determined that the scope, duration and compensation were reasonable and consistent with market practice for transitional advisory services.
Marc Kermisch was appointed to serve as the Company’s new Chief Technology & AI Officer, effective October 13, 2025. The compensation and talent committee determined Mr. Kermisch’s compensation in the manner described for other NEOs in this Compensation Discussion and Analysis. Mr. Kermisch replaced Oleg Ryaboy, who was no longer an executive officer of the Company as of October 3, 2025, but remained an employee until November 2, 2025. In connection with his termination of employment, Mr. Ryaboy was entitled to receive the severance benefits for a termination without cause set forth in his Executive Severance Agreement, which was entered into in January 2023.

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Other Compensation Decisions
In 2025, the compensation and talent committee made a number of important decisions related to our named executive officer compensation program.

Topic		Actions / Decisions
2025 Salary Adjustments	✔
Mr. Schumacher received a base salary increase of 5% on January 1, 2025 and a market adjustment of 9.16% on October 1, 2025. Mr. Kenison received a base salary increase of 3% on January 1, 2025 and a market adjustment of 3.63% on October 1, 2025. The second salary adjustment for both Mr. Schumacher and Mr. Kenison was based on increased scope and criticality of their roles tied to the change in Chief Executive Officer. Dr. Bodor and Mr. Ryaboy received a base salary increase of 2.6% and 1%, respectively, on January 1, 2025.

2025 Annual Short-Term Incentive Payout and Payout of 2023 PSUs	✔	The financial metrics under our 2025 annual cash incentive program were achieved at 99% of target. Annual incentives were paid to all NEOs, pro-rated in the case of certain NEOs, as described further below. The PSUs granted in 2023, which were based on the Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index over the January 1, 2023 to December 31, 2025 performance period, were determined to be earned at 200% of target.

2025 Long-Term Equity Incentives	✔
Our named executive officers were granted equity awards in 2025 comprised of stock options, RSUs and PSUs. The equity grant in 2025 to each of Mr. Krishna (excluding his Inducement Awards), Dr. Bodor, Mr. Schumacher and Mr. Kermisch was a mix of 50% in the form of PSUs, 25% in the form of RSUs, and 25% in the form of stock options. The equity grant in 2025 for Mr. Ryaboy and Mr. Kenison was a mix of 50% in the form of RSUs, 25% in the form of PSUs, and 25% in the form of stock options.

Annual Incentive Program Performance Metrics and Design	✔	The short-term incentive program for fiscal year 2025 was designed to align executive compensation with key financial objectives. For all named executive officers other than Mr. Kenison, performance was measured using global revenue and adjusted operating income margin, to reflect the Company’s focus on driving growth while maintaining disciplined cost management. For Mr. Kenison, Chief Operations Officer, in addition to global revenue, adjusted gross margin was the other performance metric, which is more closely aligned with the core responsibilities of the Chief Operations Officer, including oversight of operational performance, efficiency initiatives, and margin execution.

	✔	Maintained the annual incentive plan maximum payout for 2025 at 200% of the target incentive award.

PSU Performance Metrics	✔	Continued to measure performance for PSU awards based on the Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index.

Benchmarking	✔	Reviewed and approved changes to our compensation peer group for 2026 compensation.

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Key Governance Attributes
Our compensation and talent committee is committed to establishing an executive compensation program that reflects strong corporate governance attributes. The following table summarizes those corporate governance attributes.

Things We Do	Things We Don’t Do
•“Double-trigger” accelerated equity vesting upon a change in control
•Meaningful stock ownership guidelines for our executive officers
•Requirement that executive officers hold 100% of after-tax shares from option exercises or RSU/PSU vesting until they have achieved their ownership requirement
•Continual review of our compensation programs for alignment with our shareholder expectations of driving profitable growth
•Required and supplemental compensation recoupment (“clawback”) policies
•Minimum vesting or performance period of one year for all equity awards, with only limited exceptions
•Equity award approval policy
•Independent compensation and talent committee
•Independent compensation consultant
•Annual compensation risk assessment

•No tax gross-ups on perquisites, severance or change in control payments
•No hedging/pledging of Protolabs stock by executive officers
•No option repricing without shareholder approval
•No excessive or additional perquisites unique to named executive officers
•No guaranteed bonus
•No pension or executive retirement plan benefits
•No multi-year guarantee for salary increases, non-performance-based bonuses or equity compensation
•No single trigger or excessive change in control benefits
•No liberal change in control definitions for severance or equity benefits

Say-on-Pay Results
Protolabs and the compensation and talent committee value the input of our shareholders with respect to our executive compensation. At our 2025 Annual Meeting of Shareholders, the say-on-pay proposal received the approval of approximately 85% of the shares voted on the proposal. The compensation and talent committee considered this result to be a general endorsement by our shareholders of our compensation program and as a result has maintained the majority of the fundamental features of our executive compensation program.
Executive Compensation Philosophy and Objectives
We believe our success depends in large measure on our ability to attract, retain and motivate a talented senior management team to effectively lead our Company in a dynamic and changing business environment, and that a competitive executive compensation program is essential to that effort. We believe that our executive compensation program should support our short- and long-term strategic and operational objectives, and reward company and individual performance that contributes to creating value for our shareholders.
Executives covered by this philosophy include the CEO, any “officer” of the Company as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, and any other management-level employee reporting directly to the CEO.
Consistent with this philosophy, our executive compensation program incorporates the following key principles and objectives:
•Focus on total compensation for the purpose of understanding the competitiveness of executive officer compensation;
•Strike an effective balance between the market data findings and our internal objectives and business needs in the compensation-setting process;
•Structure the compensation program so as to align the interests of our executive officers with those of our customers, employees, and shareholders;
•Provide a competitive total compensation opportunity that includes target incentive goals that are reasonably achievable and aligned to long-term objectives;
•Utilize equity-based awards in a manner designed to motivate long-term Company performance, increase shareholder value and emphasize their long-term retentive function;
•Recognize and reward the achievement of Company and business unit goals as well as individual performance;

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•Provide compensation commensurate with the level of business performance achieved;
•Provide greater compensation opportunities for individuals who have the most significant responsibilities and therefore the greatest ability to influence our achievement of strategic and operational objectives;
•Structure the compensation program so that it is understandable and easily communicated to executives, shareholders and other constituencies;
•Place increasing emphasis on incentive/variable compensation for positions of increasing responsibility; and
•Make benefit programs available to executive officers generally consistent with those provided to salaried employees.
Compensation Decisions and Processes
The compensation and talent committee of our board of directors, which consists solely of independent directors, generally has been responsible for overseeing our executive compensation program, including annually reviewing and approving the ongoing compensation arrangements for each of our executive officers, including our CEO, and reporting those arrangements to our board. Beginning with the 2026 compensation cycle, the approval of the CEO's compensation will reside with the full board, excluding the CEO.
Our compensation and talent committee regularly receives and considers input from our CEO regarding the compensation and performance of the other executive officers, including recommendations as to compensation levels that the CEO believes are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our Company and development/career opportunities, as well as with our compensation philosophy, external market data and considerations of internal equity. With the assistance of our CFO, our CEO has also provided recommendations to the compensation and talent committee establishing performance goals for the annual cash incentive plan based on the operating budget approved by our board of directors. Our CEO regularly attends meetings of our compensation and talent committee, except where the CEO’s own compensation is being considered or times when the compensation and talent committee meets in executive session. Our CEO makes no recommendations to the compensation and talent committee regarding his or her own compensation. The compensation and talent committee communicates its views and decisions regarding compensation arrangements for our executive officers to our CEO, who generally has been responsible for implementing them.
In determining executive compensation, our compensation and talent committee reviews and considers a number of factors, including individual and corporate performance, input from our CEO, peer group compensation and market data from third party compensation surveys (including Pearl Meyer, our independent compensation consultant), our compensation philosophy and key principles, the pay practices of a set of comparable companies, feedback received from shareholders concerning say-on-pay, and the compensation and talent committee’s collective experience and knowledge. We define our relevant peer group for executive talent, with assistance from Pearl Meyer, in the technology and industrial sectors, also taking into account company size, business models, and other factors. We have used market data primarily as a reference point to assess whether our compensation practices are reasonable, competitive and likely to achieve our objectives, and actually deliver compensation in amounts that are consistent with the compensation and talent committee’s assessment of our Company’s relative performance. We target total compensation levels within a competitive range of the market median calculated from the surveys and other compensation data we utilized. As a result, we do not establish specific compensation amounts or parameters for any executive officer position based only on market data, recognizing that factors unique to each individual will ultimately determine that individual’s compensation, which may not necessarily be within the median range. In evaluating 2025 compensation, each of our executive officers was within a competitive range of peer compensation data. Our compensation and talent committee approves all awards to our executive officers under our Amended and Restated 2022 Long-Term Incentive Plan, as amended ("LTIP").
Peer Group
In 2024, the compensation and talent committee requested that its independent compensation consultant, Pearl Meyer, review our peer group used for executive compensation in 2025. Pearl Meyer used a multi-step process that went beyond basic financial characteristics to construct a peer group that we believe fits our market position and profile. The compensation and talent committee and our board of directors reviewed information relating to this peer group when establishing base salaries, annual equity awards and target annual incentive compensation for 2025.
Pearl Meyer employed the following robust process to construct the proposed peer group.
•First, Pearl Meyer identified a pool of potential companies that were U.S.-based, publicly-traded, and classified in the technology and industrial sectors.
•Second, Pearl Meyer screened out companies that were outside of approximately one-third to three times that of our Company based on market capitalization, revenue, and number of employees.

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•Third, they reviewed additional financial operating parameters and identified companies with similar characteristics to our Company.
Overall, the new peer group used for 2025 compensation, collectively, is similar to Protolabs primarily in terms of profitability, operating size and industry.
The compensation and talent committee also reviewed the peer groups used by proxy advisory firms for comparison.
This process resulted in a select number of changes as shown below.

2024 Peer Group	Approved Changes	2025 Peer Group*
3D Systems Corporation (DDD)
Allient, Inc. (ALNT)
Badger Meter, Inc. (BMI)
Cerence Inc. (CRNC)
CTS Corporation (CTS)
Enerpac Tool Group Corp. (EPAC)
ESCO Technologies Inc. (ESE)
FARO Technologies, Inc. (FARO)
Helios Technologies, Inc. (HLIO)
Lindsay Corporation (LNN)
Rimini Street, Inc (RMNI)
Semtech Corporation (SMTC)
SPS Commerce, Inc. (SPSC)
Vicor Corporation (VICR)
Vishay Precision Group, Inc. (VPG)	(-) Exclusions 3D Systems Corporation (DDD) Cerence Inc. (CRNC) SPS Commerce, Inc. (SPSC) (+) Additions nLIGHT, Inc. (LASR) Xometry, Inc (XMTR)	Allient, Inc. (ALNT)
Badger Meter, Inc. (BMI)
CTS Corporation (CTS)
Enerpac Tool Group Corp. (EPAC)
ESCO Technologies Inc. (ESE)
FARO Technologies, Inc. (FARO)
Helios Technologies, Inc. (HLIO)
Lindsay Corporation (LNN)
nLIGHT, Inc. (LASR)
Rimini Street, Inc (RMNI)
Semtech Corporation (SMTC)
Vicor Corporation (VICR)
Vishay Precision Group, Inc. (VPG)
Xometry, Inc (XMTR)
*Some companies were retained that did not meet all screening criteria for year-over-year continuity. FARO was acquired in 2025 but was included in the peer group during the time that 2025 pay decisions were made.
Below is information about companies in the peer group, as well as the corresponding information for Protolabs, that Pearl Meyer referenced when constructing the peer group:

	Annual Revenue(1)	Market Capitalization(1)
25th percentile	$402 million	$0.5 billion
75th percentile	$717 million	$2.0 billion
Protolabs	$506 million	$0.8 billion
(1)Revenue shown in this table is for the twelve-month period ended as of the most recently disclosed quarter prior to the 2024 meeting at which Pearl Meyer presented the peer group information to the compensation and talent committee. Market capitalization reflects end of May 2024.
The compensation and talent committee uses data about executive compensation at peer group companies as a tool to assess the reasonableness of the total compensation paid to our executive officers. As discussed above, the compensation and talent committee does not establish a percentile which any part of an executive’s compensation or any executive’s overall compensation must meet or exceed.
In 2025, the compensation and talent committee requested that Pearl Meyer again review our peer group to be used for 2026 executive compensation. Pearl Meyer used the same multi-step process to recommend changes to the peer group used for 2026 compensation.
Elements of Executive Compensation
Our executive compensation program historically has been comprised of three primary elements—base salary, an annual cash incentive, and equity-based long-term incentives. The primary elements of our compensation program for 2025 were consistent with our 2024 compensation program. While all elements of our executive compensation program are intended to

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collectively achieve our overriding purpose of attracting, retaining and motivating talented executives, the table below identifies the additional specific purposes of each element as reflected in our 2025 compensation program.

Compensation Component	Form of Compensation	Purpose
Base Salary	Cash	•Compensate each executive officer relative to their individual responsibilities, experience and performance •Provide steady cash flow not contingent on short-term variations in Company performance
Annual Incentive	Cash
•Align compensation with our annual corporate financial performance
•Reward achievement of short-term financial objectives
•Provide participants with a meaningful total cash compensation opportunity (base salary plus annual incentive)

Long-Term Incentives	Stock Options, Restricted Stock Units and Performance Stock Units	•Align compensation with our long-term returns to shareholders •Encourage long-term retention •Create a long-term performance focus •Provide executive ownership opportunities
We seek to minimize perquisites for executive officers which are unique to our executive officers. Our compensation and talent committee has not adopted a formal or informal policy for allocating compensation among the various elements, or between fixed and at-risk, cash and non-cash elements or between long- and short-term compensation; however, the compensation and talent committee considers total compensation and then adjusts the mix among each element of compensation based on market comparisons, individual role and performance. As noted earlier, however, we do place greater emphasis on incentive-based and variable forms of compensation for executives with more significant responsibilities, reflecting their greater capacity to affect our performance and results.
Base Salaries
At the time an executive officer is first hired, his or her base salary is generally established through individual negotiations between the executive officer and us, taking into account judgments as to the executive officer’s qualifications, experience, responsibilities, prior salary history, internal pay equity considerations and market factors.
The compensation and talent committee annually reviews the base salaries of our executive officers near the end of each year and bases any adjustments for the following year on merit and market considerations. Merit-based adjustments primarily reflect an assessment of an individual’s performance. Any market-based adjustments reflect an assessment of the competitive positioning of an individual’s salary with comparable positions in the market based on market data provided to the compensation and talent committee by the compensation consultant and other market surveys the compensation and talent committee might use.
In September 2025, a few months after the Company's leadership transition with the appointment of a new Chief Executive Officer, the compensation and talent committee reviewed the responsibilities and compensation of the executive leadership team, with assistance from its independent compensation consultant, Pearl Meyer. The Company determined that neither Mr. Schumacher's nor Mr. Kenison's base salary fully reflected the increased scope and critical nature of their role in maintaining operational continuity, executing strategy, and transitioning to the new Chief Executive Officer. Accordingly, the compensation and talent committee approved a base salary increase of 9.16% for Mr. Schumacher and 3.63% for Mr. Kenison, effective October 1, 2025, to better align compensation with market practice and to support retention of key leadership during this period of organizational change.

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The annual base salary of each of our named executive officers (following adjustments during the year) is set forth in the table below.

Name	2025 Annual Base Salary	2024 Annual Base Salary	Percentage Change from 2024 Annual Base Salary to 2025 Annual Base Salary
Suresh Krishna(1)	$800,000	$—	*
Daniel Schumacher	$425,000	$370,800	14.6%
Michael R. Kenison	$385,000	$360,706	6.7%
Marc Kermisch(2)	$400,000	$—	*
Robert Bodor(3)	$636,000	$620,000	2.6%
Oleg Ryaboy(4)	$364,105	$360,500	1.0%
*Denotes not applicable due to not being an officer in 2024.
(1)Effective May 20, 2025, Mr. Krishna began serving as President and CEO. The amount of base salary shown for Mr. Krishna represents his annualized base salary as CEO for the full year.
(2)Effective October 13, 2025, Mr. Kermisch began serving as Chief Technology & AI Officer. The amount of base salary shown for Mr. Kermisch represents his annualized base salary as Chief Technology & AI Officer for the full year.
(3)Dr. Bodor ceased being an executive officer, and his employment terminated, on May 20, 2025. On May 20, 2025, Dr. Bodor entered into a consulting agreement in connection with the CEO transition. The amount of base salary shown for Dr. Bodor represents his annualized base salary for the full year, however he received a prorated amount ($261,115) based on his termination date and a consulting fee during the time he served as a consultant ($27,317).
(4)Mr. Ryaboy ceased being an executive officer on October 3, 2025 and his employment terminated on November 2, 2025. The amount of base salary shown for Mr. Ryaboy represents his annualized base salary for the full year, however, he received a prorated amount in 2025 based on his termination date ($314,994).
Annual Incentive Program
All of our named executive officers participate in our annual incentive program. The annual incentive program payouts for 2025 for each of our NEOs were a function of two metrics:
•75% of the annual bonus target for all NEOs was based on annual revenue, calculated without regard to foreign currency exchange rates. We refer to this aspect of the annual incentive program as the revenue factor.
•25% of the annual bonus target was based on budgeted adjusted operating income margin (AOIM) for Mr. Krishna, Mr. Schumacher, Mr. Kermisch, Dr. Bodor and Mr. Ryaboy. We refer to this aspect of the annual incentive program as the AOIM factor. For purposes of calculating attainment of the AOIM portion of the annual incentives, AOIM is defined as operating income, adjusted for foreign currency impact, stock-based compensation expense, amortization expense, incentive compensation expense, CEO transition costs, restructuring and transformation costs, and costs related to exit and disposal activities, calculated as a percentage of revenue that is adjusted for the difference between the impact of actual currency rates in effect during the year and the budgeted currency rates.
•25% of the annual bonus target was based on budgeted adjusted gross margin (AGM) for Mr. Kenison. In 2025, the first full year Mr. Kenison was in the role of Chief Operations Officer, the compensation and talent committee approved this metric as a component of Mr. Kenison's annual incentive compensation. AGM was chosen for Mr. Kenison because it more directly aligns with his operational responsibilities and areas of direct influence and is consistent with the Company's pay-for performance objectives. For purposes of calculating attainment of the AGM portion of the annual incentive, AGM is defined as gross profit, adjusted for stock-based compensation expense, amortization expense and incentive compensation expense, calculated as a percentage of revenue that is adjusted for the difference between the impact of actual currency rates in effect during the year and the budgeted currency rates.
Revenue, AOIM, and AGM were selected as the primary financial objectives for determining the 2025 annual incentive payouts because our primary objective continues to be to grow our Company profitably.
In early 2025, the compensation and talent committee approved the target payout levels under each of the revenue, AOIM and AGM metrics. In setting targets, the compensation and talent committee considers both actual prior-year performance and the annual operating plan ("budget"), and establishes a payout curve such that achievement above target reflects meaningful performance above the budget. Thresholds for the revenue, AOIM, and AGM factors are generally established as the actual prior-year performance. To achieve target payout, the Company must achieve the budget. As the Company outperforms the budget, the compensation and talent committee sets a maximum threshold, capped at 200% payout, at a

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level of rigor that rewards our named executive officers for the performance while ensuring that the cost of over performance is in balance with shareholder value in terms of earnings.
A target payout opportunity expressed as a percentage of annual base salary is established for each named executive officer annually. For 2025, their target payout opportunity percentages were as follows:

Name	Target Opportunity as % of 2025 Salary
Suresh Krishna	100%
Daniel Schumacher	75%
Michael R. Kenison	60%
Marc Kermisch	75%
Robert Bodor	100%
Oleg Ryaboy	50%
The revenue factor of our plan pays out 100% at targeted revenue achievement on a consolidated basis for each named executive officer. The payout would have been zero for 2025 if revenue was below the threshold of approximately 94% of target. The payment is 20% of the annual bonus at the threshold amounts, and increases in amounts specified by the compensation and talent committee to the degree revenue exceeds the respective threshold amounts up to a maximum of 200%.
The AOIM factor pays out 100% at targeted AOIM achievement on a consolidated basis for each named executive officer, other than Mr. Kenison. The payout would have been zero for 2025 if AOIM was below the threshold of approximately 87% of target. AOIM payouts increase above the threshold in amounts specified by the compensation and talent committee, up to a maximum of 200% for 150% plan attainment. For AOIM performance, the payout factor increased proportionately between 20% and 90% attainment, or about 10 percentage points for each 10 basis points in additional AOIM. For attainment levels ranging from 95% to 110%, the payout factor closely mirrors the attainment percentage. The payout factor increased proportionately between 110% and the maximum of 200% attainment, or about 10 percentage points for each 110 basis points in additional AOIM.
The AGM factor pays out 100% at targeted AGM achievement on a consolidated basis for Mr. Kenison. The payout would have been zero for 2025 if AGM was below the threshold of approximately 97% of target. AGM payouts increase above the threshold in amounts specified by the compensation and talent committee, up to a maximum of 200% for 109% plan attainment. For AGM performance, the payout factor increased proportionately between 20% and 90% attainment, or about 10 percentage points for each 10 basis points in additional AGM. To achieve 90% to 100% payout, the attainment levels are between 98 and 100%. To achieve 101% to 125% payout, the attainment levels are between 101% and 103%. The payout factor increased proportionately between 125% and the maximum of 200% attainment, or about 25 percentage points for each 80 basis points in additional AGM.
The following table summarizes the 2025 thresholds and targets for the revenue factor and the AOIM/AGM factor approved by the compensation and talent committee and the actual performance during 2025 in terms of both revenue and AOIM/AGM, as well as the related payout factors:

Objective	2025 Threshold	2025 Target	2025 Maximum	Actual Performance(1)	Final Payout Factor
Consolidated Revenue	$501M	$535.5M	$600.0M	$531.2M	98.3%
Consolidated Adjusted Operating Income Margin	9.8%	11.3%	17.0%	11.2%	99.3%
Consolidated Adjusted Gross Margin	44.5%	46.0%	50.0%	45.7%	98.9%
(1)Our actual revenue performance is equal to our 2025 revenue adjusted for the effects of 2025 budgeted foreign currency exchange rates. Actual AOIM performance is equal to adjusted operating margin achieved in 2025. Actual AGM performance is equal to adjusted gross margin achieved in 2025. Our actual revenue performance is equal to our 2025 revenue ($533.1 million), adjusted for the effects of 2025 budgeted foreign currency exchange rates ($1.9 million). A reconciliation of AOIM and AGM to their most directly comparable GAAP financial measure is included in Appendix B to this Proxy Statement.

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The annual incentive amount paid to, as well as such amount’s percentage of target achieved for, each named executive officer in 2025 were as follows:

Name	2025 Actual Incentive Payout Amount	Percent of Annual Incentive Target Achieved
Suresh Krishna(1)	$489,372	99%
Daniel Schumacher(2)	$294,448	99%
Michael R. Kenison(2)	$221,495	99%
Marc Kermisch(1)	$65,703	99%
Robert Bodor(3)	$636,000	100%
Oleg Ryaboy(4)	$149,860	99%
(1)Mr. Krishna's and Mr. Kermisch's 2025 actual incentive payout amounts are pro-rated based on their respective hire dates.
(2)Due to Mr. Schumacher and Mr. Kenison's market-based salary increases on October 1, 2025, their 2025 actual incentive payout amounts are based on their weighted average annual salary for the full year of 2025.
(3)Dr. Bodor's 2025 incentive payout amount was at target, as provided in his employment agreement.
(4)My Ryaboy's 2025 actual incentive payout amount is pro-rated based on his termination date in accordance with his severance agreement.
Long-Term Incentive Program
Our compensation and talent committee considers the employee’s total compensation and then adjusts the mix among base salary, annual incentive and long-term incentive based on market comparisons, individual role and performance. Our compensation and talent committee generally has determined the size of individual grants using its collective business judgment and experience, taking into account factors such as the role and responsibility of the individual executive, an evaluation of the expected and actual performance of each executive, internal pay equity considerations and market factors. We generally have not utilized a formulaic approach to determine the size of individual equity awards to our executives. In 2025, the compensation and talent committee has continued to structure the long-term incentive program for our named executive officers to include a mix of stock options, RSUs and PSUs.
In addition to annual equity awards, in certain cases we have granted equity awards in connection with an individual’s initial employment with us, upon promotions or other changes in responsibilities, or in recognition of significant achievements. These additional equity awards are made outside our typical annual grant cycle, and are subject to our equity award approval policy summarized below in “Executive Compensation Tables—Equity Award Approval Policy.”
2025 Long-Term Equity-Based Compensation
As noted above, in 2025 the compensation and talent committee awarded stock options, RSUs and PSUs to our named executive officers as part of their annual grants, with target value proportions illustrated below.
Beginning in 2026, equity grants for all named executive officers will be split be split 50% in PSUs, 25% in RSUs and 25% in stock options.

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Such grants are made pursuant to the LTIP. Upon his appointment as CEO in May 2025, Mr. Krishna received grants pursuant to the LTIP related to an annual award, with the mix of 50% in PSUs, 25% in RSUs and 25% in stock options. The following table sets forth the targeted value and number of each type of award granted to the NEOs in 2025, and for Mr. Krishna, excluding the one-time performance-based Inducement Awards:

Name	Targeted Value of 2025 Equity Awards	Number of RSUs Awarded	Number of Stock Options Awarded	Target Number of PSUs Awarded
Suresh Krishna(1)	$2,400,000	16,296	29,522	32,591
Daniel Schumacher	$700,000	4,419	7,931	8,837
Michael R. Kenison	$550,000	6,943	6,231	3,472
Marc Kermisch	$700,000	3,718	6,818	7,436
Robert Bodor	$3,000,000	18,935	33,986	37,870
Oleg Ryaboy	$600,000	7,574	6,798	3,787
(1)Upon his appointment as CEO in May 2025, Mr. Krishna received one-time performance-based Inducement Awards in the form of PSUs tied to a three-year performance period, which were not granted under the LTIP, which are not included in the table above. The targeted value of the Inducement Awards was $2,000,000 and the target number of PSUs under the Inducement Awards was 54,320.
The value of equity awarded, excluding the one-time performance-based Inducement Awards, to Mr. Krishna in 2025 closely aligns his equity-based compensation with comparable peers in the market. Further, 83% of Mr. Krishna's compensation is considered to be “at risk”.
The stock options awarded to our named executive officers in 2025 have an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant. Each stock option granted to our named executive officers under the LTIP will vest and become exercisable as to 25% of the shares in four annual installments beginning on the first anniversary of the grant date and will have a 10-year term. Unvested options will immediately become vested and exercisable in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason.
The RSUs awarded to our named executive officers in 2025 will vest as to 25% of the shares in four annual installments beginning on the first anniversary of the grant date. Unvested RSUs will immediately vest in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason. No dividend equivalents are paid on the RSUs.

The PSUs awarded to our named executive officers in 2025 are expressed in terms of a target number of PSUs (as noted in the table above), with between 0% and 200% of that target number of shares capable of being earned and vesting at the end of the January 1, 2025 to December 31, 2027 performance period depending on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index. One of Mr. Krishna’s Inducement Awards also includes certain revenue metrics, but the number of such PSUs earned will ultimately depend on the same three-year cumulative TSR performance as the other 2025 PSUs and any earned PSUs will be settled in 2028. The pay and performance scale for the 2025 PSU grants is as follows:

Relative TSR Percentile	PSU Payout (% of Target)
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or greater	200%
If our cumulative TSR is negative over the performance period, the number of PSUs earned is capped at 100% of target. The number of PSUs determined to have been earned at the end of the performance period will vest at that time, and each vested PSU will be paid out in one share of our common stock. A PSU award will be forfeited if the award recipient’s employment ends before the scheduled vesting date except in situations involving retirement, disability, a qualifying termination under a severance agreement, death or a change in control. If employment ends due to retirement, disability or a qualifying termination under a severance agreement before the scheduled vesting date, a pro rata portion of the number of PSUs that would have been earned at the end of the performance period if employment had continued will vest on the scheduled vesting date. The pro rata portion will be based on the portion of the performance period that elapsed prior to the date of termination. If employment ends due to an award recipient’s death, a pro rata portion (determined in the same manner) of the target number of PSUs will vest at that time. If a change in control of our Company occurs before the scheduled vesting dates of the award, the performance period will be truncated and a pro rata portion of the number of PSUs determined to have been earned during the truncated performance period will vest as of the date of the change in control. The pro rata portion will be based on the portion of original performance period that elapsed prior to the date of the change in control.

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PSUs Granted in 2023
The PSUs awarded to our named executive officers in 2023 were expressed in terms of a target number of PSUs, with between 0% and 200% of that target number of shares capable of being earned and vesting at the end of the January 1, 2023 to December 31, 2025 performance period depending on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index. The pay and performance scale for the 2023 PSU grants was as follows:

Relative TSR Percentile	PSU Payout (% of Target)
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or greater	200%
Our cumulative TSR over the January 1, 2023 to December 31, 2025 performance period was 102.8%, equating to 81.5% of the relative TSR, greater than the 75th percentile. As such, the compensation and talent committee determined that the 2023 PSU payout was 200% of target and that 200% of the target number of PSUs under each 2023 PSU award was earned.

Based on this determination, the number of 2023 PSUs earned by each named executive officer was as follows:

Name(1)	Number of 2023 PSUs Earned
Daniel Schumacher	20,686
Michael R. Kenison	8,128
Robert Bodor(2)	70,358
Oleg Ryaboy(3)	9,788
(1)Mr. Krishna and Mr. Kermisch joined the Company in May 2025 and October 2025, respectively, and therefore did not hold a 2023 PSU award.
(2)The number of 2023 PSUs earned by Dr. Bodor were pro rated based on Dr. Bodor's length of service during the performance period and the terms of separation.
(3)The number of 2023 PSUs earned by Mr. Ryaboy were pro rated based on Mr. Ryaboy's length of service during the performance period and the terms of separation.
The earned 2023 PSU shares vested on January 29, 2026.
Other Executive Benefits
Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms as our other full-time employees. These benefits include medical, dental and vision benefits, short- and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance. As with all full-time employees, our named executive officers are eligible to participate in our 401(k) retirement plan, under which our Company provides a matching contribution in an amount equal to 100% of the first 3% of compensation contributed by a participant and 50% of the next 2% of compensation contributed. We also provide supplemental benefits to our executive officers who are based outside of the United States as part of compensation packages that are intended to be competitive in the respective local markets.
Employment Agreements
Employment Agreement with Mr. Krishna
Mr. Krishna's employment agreement, dated May 20, 2025 (the "CEO Agreement"), provides that his employment with the Company is at-will and his employment may be unilaterally terminated by Mr. Krishna or the Company at any time for any reason, subject to the terms of the CEO Agreement. The CEO Agreement provides that Mr. Krishna's employment commenced on May 20, 2025, with an initial term of three years and automatically renews annually unless Mr. Krishna provides a written notice of non-renewal to the Company at least sixty days prior to the anniversary date. Pursuant to the CEO Agreement, Mr. Krishna receives a base salary subject to customary performance and market adjustments over time, and is eligible for an annual target cash incentive bonus payment equal to 100% of his annual base salary. A description of Mr. Krishna’s initial equity awards is set forth above under “—Key Actions and Decisions in 2025 – Executive Officer Transitions.” Mr. Krishna is also eligible to receive an annual equity grant on terms and conditions that are market

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competitive for his role as CEO and comparable to those applicable to grants made to other senior executives of the Company.
Mr. Krishna's severance benefits under the CEO Agreement are summarized under "Potential Payments Upon Termination or Change in Control."
Offer Letter with Mr. Kermisch
On October 13, 2025, the Company entered into an offer letter agreement (the "CTAIO Agreement") with Mr. Kermisch to serve as the Company's Chief Technology & AI Officer. The CTAIO Agreement provides that Mr. Kermisch is an at-will employee and his employment may be unilaterally terminated by Mr. Kermisch or the Company at any time for any reason. Pursuant to the CTAIO Agreement, Mr. Kermisch receives a base salary subject to customary performance and market adjustments over time, and is eligible for an annual target cash incentive bonus payment equal to 75% of his annual base salary. In November 2025, Mr. Kermisch received an initial equity grant of stock options valued at $175,000 and RSUs valued at $175,000, each vesting over four years, and PSUs valued at $350,000 with the same three-year performance period and metrics as the 2025 PSUs granted to the other NEOs in 2025. Mr. Kermisch will be eligible for an annual equity grant under the LTIP. The Company has entered into a severance agreement with Mr. Kermisch summarized under “Potential Payments Upon Termination or Change in Control”.
Agreements with Dr. Bodor
Dr. Bodor and the Company were parties to an executive employment agreement, dated January 29, 2021, which was terminated upon Dr. Bodor's departure on May 20, 2025 with the appointment of Mr. Krishna as President and Chief Executive Officer. The severance compensation paid to Dr. Bodor as set forth in his executive employment agreement is described under “Potential Payments upon Termination or Change in Control.”
On May 20, 2025, the Company entered into a consulting agreement with Dr. Bodor, and on May 28, 2025, the Company entered into a new consulting agreement (the "Consulting Agreement") with Dr. Bodor, pursuant to which he provided transitional consulting services to the Company as an independent contractor through November 11, 2025. The Consulting Agreement provided that Dr. Bodor was entitled to receive a monthly consulting fee of $5,000, prorated for any partial month. The Consulting Agreement was entered into in order to facilitate an orderly transfer of responsibilities and support continuity of key business relationships and strategic initiatives.
Severance and Change in Control Benefits
We have entered into severance agreements with our named executive officers who are current employees of the Company, with the exception of Mr. Krishna, whose employment agreement provides for severance benefits. For a summary of the material terms and conditions of our agreements with the named executive officers providing for payments in connection with termination of employment and changes in control of our Company, see “Potential Payments upon Termination or Change in Control.”
The equity award agreements under the LTIP provide for “double trigger” acceleration of exercisability or vesting of equity awards in connection with a change in control, meaning that both a change in control and either a failure to continue, assume or replace outstanding awards or a termination of employment are necessary before acceleration will occur. The compensation and talent committee believes that the double trigger structure avoids an unintended windfall to executives who retain their employment and their equity awards in the event of a friendly change in control, but still provides them appropriate incentives to cooperate in negotiating any change in control in which they believe they could lose their jobs.
Other Compensation and Equity-Related Policies
Clawback Policies
We have a compensation recovery policy pursuant to, and in compliance with, Rule 10D-1 of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended, SEC regulations promulgated thereunder, and applicable NYSE listing standards (the "Required Clawback Policy"), as well as a supplemental incentive compensation recovery policy which is broader than the Required Clawback Policy (the "Supplemental Clawback Policy").
In summary, the Required Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by officers of the Company, as defined under Rule 16a-1(f) of the Exchange Act (“executive officers”). The Required Clawback Policy provides that, in the event of an accounting restatement due to material noncompliance of the Company with any financial reporting requirement, the compensation and talent committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Required Clawback Policy

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provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by NYSE listing standards.
The Supplemental Clawback Policy covers any employee with a position as vice president or above of our Company (“Management Employees”), including former Management Employees. Our Company will, to the extent determined appropriate by the compensation and talent committee, require that our Company recover or cancel time- and performance-based incentive compensation (including cash and equity-based compensation, whether accrued or vested based on performance or other factors such as service) that was awarded, vested or paid to a Management Employee during any fiscal year in which “misconduct” occurred. Misconduct occurs with respect to a Management Employee when the compensation and talent committee determines that:
•there has been misconduct resulting in either a violation of law or of a Company policy that has caused significant financial or reputational harm to our Company; and
•either the Management Employee committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.
Executive Stock Ownership Guidelines
We maintain stock ownership guidelines applicable to our named executive officers currently employed by us. The guidelines provide that each such covered individual is expected to own shares of our common stock with a value at least equal to the amount shown below:
•CEO – Five times annual base salary
•All other named executive officers – One times annual base salary
Each named executive officer has five years from the date he or she becomes subject to the guidelines to achieve compliance with the guidelines. Until such individual meets the ownership guidelines, the individual may not sell or otherwise dispose of any shares of company stock, and must retain 100% of the “net profit shares” resulting from any option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. Any named executive officer subject to this policy will be in compliance if either the ownership guidelines have been met or all net profit shares have been retained. For these purposes, “net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the covered individual would receive had he or she authorized the Company to withhold shares otherwise deliverable in order to satisfy any applicable exercise price or withholding taxes. As of December 31, 2025, all of our named executive officers who were then employed with us were either in compliance with the guidelines or within the five-year period to achieve compliance with the guidelines.
Tax Considerations
Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. As discussed above, we do not provide tax gross-ups on income attributable to severance or other payments that are deemed made in connection with a change in control.
Code Section 409A requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and directors to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and directors, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Code Section 409A.
Code Section 162(m) disallows a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” consisting of the CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO), plus any person who served as CEO or CFO at any time the year, as well as any person who was ever identified as a covered employee in 2017 or any subsequent year.

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COMPENSATION AND TALENT COMMITTEE REPORT
The compensation and talent committee assists the board of directors in establishing a philosophy and policies regarding executive and director compensation; provides oversight of the administration of our director and executive compensation programs and administers our equity-based plans; reviews the compensation of directors, named executive officers and senior management and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this compensation and talent committee report.
In performing its oversight responsibilities, the compensation and talent committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the compensation and talent committee has recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2026 Annual Meeting of Shareholders.
COMPENSATION AND TALENT COMMITTEE
Moonhie Chin, Chair
Archie Black
Donald G. Krantz

COMPENSATION AND TALENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the compensation and talent committee is or has been an employee of the Company or any of the Company’s subsidiaries within the last completed fiscal year. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company’s executive officers.

COMPENSATION RISK ASSESSMENT
Management and the compensation and talent committee, with the assistance of the compensation consultant, assess the risk of the employee compensation policies and practices, including those that apply to our executive officers. Management has reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.
Management has discussed the findings of the risk assessment with the compensation and talent committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on our Company.

CONSULTANT INDEPENDENCE ANALYSIS
Our compensation and talent committee has considered the relationships that its compensation consultant has had with our Company, the members of the compensation and talent committee and our executive officers, as well as the policies that such compensation consultant has in place to maintain its independence and objectivity, and has determined that the work performed by the compensation consultant has raised no conflicts of interest.

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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table summarizes the compensation provided to or earned by our named executive officers during our three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Suresh Krishna(5) President and Chief Executive Officer	2025	473,846	5,612,685	600,017	489,372	11,077	7,186,997
	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—
Daniel Schumacher Chief Financial Officer	2025	395,156	726,068	175,022	294,448	9,564	1,600,258
	2024	370,800	678,286	175,015	—	9,206	1,233,307
	2023	360,000	772,719	211,023	130,285	9,102	1,483,129
Michael R. Kenison(6) Chief Operations Officer	2025	373,284	491,509	137,506	221,495	11,200	1,234,994
	2024	360,706	472,786	137,504	32,068	11,200	1,014,264
	2023	350,200	509,867	172,525	87,348	11,200	1,131,140
Marc Kermisch(7) Chief Technology & AI Officer	2025	76,923	603,884	175,006	65,703	—	921,516
	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—
Robert Bodor(8) Former President and Chief Executive Officer	2025	288,432	3,111,399	750,005	—	1,526,725	5,676,561
	2024	620,000	2,906,845	750,018	—	11,200	4,288,063
	2023	600,000	3,311,588	870,010	334,063	11,200	5,126,861
Oleg Ryaboy(9) Former Chief Technology Officer	2025	314,994	536,144	150,019	—	945,516	1,946,673
	2024	360,500	601,655	175,015	—	11,200	1,148,370
	2023	350,000	648,885	210,024	97,435	11,200	1,317,544
(1)Amounts shown in this column reflect the aggregate grant date fair value of the RSUs and PSUs (at target) granted in 2025, 2024 and 2023 and are computed in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC 718) as discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2025 contained in our Annual Report on Form 10-K for the year ended December 31, 2025, based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2025 and the grant date fair value of the PSUs granted in 2025 if target performance and maximum performance is achieved are as follows:

Name	RSUs	PSUs
	Grant Date Fair Value	Approved Target Value(a)	Target Grant Date Fair Value	Maximum Grant Date Fair Value
Suresh Krishna	$600,019	$3,200,000	$5,012,666	$10,025,332
Daniel Schumacher	$175,037	$350,000	$551,031	$1,102,062
Michael R. Kenison	$275,012	$137,500	$216,497	$432,994
Marc Kermisch	$175,006	$350,000	$428,878	$857,756
Robert Bodor	$750,015	$1,500,000	$2,361,384	$4,722,768
Oleg Ryaboy	$300,006	$150,000	$236,138	$472,276
a.Amounts in this Approved Target Value column are calculated by multiplying the target number of PSUs awarded to our NEOs in 2025 by our stock price of $39.61 on the February grant date, $36.82 on the May grant date and $47.07 on the November grant date, as applicable based on when the PSUs were granted to the NEO, consistent with the target 2025 PSU values approved by the compensation and talent committee and subject to rounding. The amounts reported in the Target Grant Date Fair Value column of this table and included in the Stock Awards column of the Summary Compensation Table differ, as those values reflect the grant date fair value of each award as required to be calculated in accordance with ASC 718. We believe that the amounts in the Approved Target Value column are a more accurate representation of the values approved by the compensation and talent committee to be granted to our NEOs.
(2)Amounts shown in this column represent the grant date fair values computed in accordance with ASC 718 utilizing the assumptions discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2025 contained in our Annual Report on Form 10-K for the year ended December 31, 2025, and disregarding the effects of any estimates of forfeitures related to service-based vesting.
(3)Amounts shown in this column represent amounts earned under our annual incentive program during each respective year and paid early in the following year.

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(4)Amounts shown in this column for all named executive officers represent Company contributions to our 401(k) retirement plan. For Dr. Bodor, the amount shown in this column for 2025 also includes: (i) a cash severance payment ($1,272,000), (ii) the value of the accelerated vesting of 9,086 stock options, calculated based on the difference between the exercise price and our closing stock price on the date of termination, multiplied by the number of options that accelerated ($41,828); (iii) the value of the accelerated vesting of 4,796 RSUs, calculated based on the number of RSUs that accelerated multiplied by our closing stock price on the date of termination ($196,013) and (iv) COBRA payments of $6,439. For Mr. Ryaboy, the amount shown in this column for 2025 also includes: (i) a cash severance payment ($513,965); (ii) the value of the accelerated vesting of 5,784 stock options, calculated based on the difference between the exercise price and our closing stock price on the date of termination, multiplied by the number of options that accelerated ($78,876); (iii) the value of the accelerated vesting of 6,709 RSUs, calculated based on the number of RSUs that accelerated multiplied by our closing stock price on the date of termination ($333,840). and (iv) COBRA payments of $7,635. For additional information regarding Dr. Bodor's and Mr. Ryaboy’s severance benefits, see “Potential Payments upon Termination or Change in Control – Severance Paid to Dr. Bodor" and "Potential Payments upon Termination or Change in Control – Severance Paid to Mr. Ryaboy."
(5)Mr. Krishna joined the Company as President and CEO on May 20, 2025.
(6)Mr. Kenison began serving as Chief Operations Officer on August 1, 2024. Prior to being named Chief Operations Officer, Mr. Kenison served as Vice President/General Manager - Americas of our Company.
(7)Mr. Kermisch joined the Company as Chief Technology & AI Officer on October 13, 2025.
(8)Dr. Bodor's employment terminated on May 20, 2025 and he agreed to provide consulting services to the Company as an independent contractor through November 11, 2025. The amount shown for Dr. Bodor in the Salary column represents the amount actually paid to him during 2025 as salary during the time he served as CEO ($261,115) and as a consulting fee during the time he served as a consultant ($27,317).
(9)Mr. Ryaboy ceased being an executive officer on October 3, 2025 and his employment terminated on November 2, 2025.
Grants of Plan-Based Awards
The annual incentive plan is described in the Compensation Discussion and Analysis (“CD&A”). The LTIP, including a description of types of equity awards, vesting schedules, performance conditions, and events that would accelerate vesting, for grants made in 2025 is summarized in the CD&A. No dividends or dividend equivalents are paid on RSUs or PSUs. The following table summarizes the grants of plan-based awards made to our named executive officers during the year ended December 31, 2025:

			Compensation and Talent Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	Suresh Krishna			99,310	496,552	993,104
	5/23/2025		5/16/2025							16,296			600,019
	5/23/2025	(4)	5/16/2025								29,522	36.82	600,017
	5/23/2025		5/16/2025				16,296	32,591	65,182				1,879,714
	5/23/2025		5/16/2025				27,160	54,320	108,640				3,132,952
	Daniel Schumacher			59,754	298,768	597,536
	2/25/2025		2/18/2025							4,419			175,037
	2/25/2025	(4)	2/18/2025								7,931	39.61	175,022
	2/25/2025		2/28/2025				4,419	8,837	17,674				551,031
	Michael R. Kenison			41,519	207,595	415,189
	2/25/2025		2/18/2025							6,943			275,012
	2/25/2025	(4)	2/18/2025								6,231	39.61	137,506
	2/25/2025		2/28/2025				1,736	3,472	6,944				216,497
	Marc Kermisch			13,333	66,667	133,334
	11/17/2025		9/16/2025							3,718			175,006
	11/17/2025	(4)	9/16/2025								6,818	47.07	175,009
	11/17/2025		9/16/2025				3,718	7,436	14,872				428,878
	Robert Bodor(5)			127,200	636,000	1,272,000
	2/25/2025		2/18/2025							18,935			750,015
	2/25/2025	(4)	2/18/2025								33,986	39.61	750,005
	2/25/2025		2/28/2025				18,935	37,870	75,740				2,361,384
	Oleg Ryaboy(5)			30,412	152,059	304,118
	2/25/2025		2/18/2025							7,574			300,006
	2/25/2025	(4)	2/18/2025								6,798	39.61	150,019
	2/25/2025		2/28/2025				1,894	3,787	7,574				236,138
(1)As discussed above in “Compensation Discussion and Analysis—Elements of Executive Compensation,” amounts in this column represent an award of PSUs under the LTIP (other than the Inducement Awards, which were granted outside of the LTIP) capable of being earned and vesting at the end of a three-year performance period depending on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index and the award recipient’s continued employment, other than one-half of the Inducement Awards, which are also subject to a revenue metric. The PSU vesting terms in the event of certain terminations of employment or a change in control of our Company are described above in “Elements of Executive Compensation—Long-Term Equity-Based Compensation.” No dividend equivalents are paid on the PSUs.
(2)Amounts in this column represent awards of RSUs under the LTIP which vest as to 25% of the shares in four annual installments beginning on February 25, 2026, May 23, 2026 or November 17, 2026 depending on the grant date. Unvested RSUs will immediately vest in full upon the named executive

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officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason. No dividend equivalents are paid on the RSUs.
(3)The actual value to be realized by a named executive officer depends upon the appreciation in value of our stock and the length of time the award is held. No value will be realized with respect to any stock option award if our stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to ASC 718, see Note 12 to our Consolidated Financial Statements for the year ended December 31, 2025 contained in our Annual Report on Form 10-K. The grant date fair value of each RSU award and PSU award (at target) was computed in accordance with ASC 718.
(4)Amounts in this row represent awards of stock options under the LTIP which generally vest as to 25% of the shares in four annual installments beginning on February 25, 2026, May 23, 2026 or November 17, 2026 depending on the grant date. Unvested options will immediately vest and become exercisable in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason.
(5)For information regarding the treatment of Dr. Bodor's and Mr. Ryaboy's equity awards in connection with his termination of employment, see "Potential Payments upon Termination or Change in Control - Severance Paid to Dr. Bodor" and "Potential Payments upon Termination or Change in Control - Severance Paid to Mr. Ryaboy."
Outstanding Equity Awards at 2025 Year-End
The following table provides information on each named executive officer’s outstanding equity awards as of December 31, 2025.

	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Suresh Krishna	05/23/25	—	29,522	36.82	05/23/35
						05/23/25	16,296		824,415
							16,296	(3)	824,415
						05/23/25				59,751	(4)	3,022,803
						05/23/25				27,160	(5)	1,374,024
Daniel Schumacher	05/16/18	186	—	117.55	05/16/28
	05/15/19	532	—	106.85	05/15/29
	05/19/20	1,025	—	117.00	05/20/30
	05/18/21	1,936	—	95.40	05/18/31
	08/30/22	4,737	1,580	39.11	08/30/32
	08/30/22	1,716	572	39.11	08/30/32
	02/14/23	3,135	—	33.84	02/14/26
	02/14/23	4,907	4,908	33.84	02/14/33
	02/13/24	2,404	7,212	33.52	02/13/34
	02/25/25	—	7,931	39.61	02/25/35
						08/30/22	2,098		106,138
						02/14/23	2,586		130,826
						02/13/24	3,916		198,110
						02/25/25	4,419		223,557
							13,019	(6)	658,631
						02/13/24				10,442	(7)	528,261
						02/25/25				8,837	(4)	447,064

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	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Michael R. Kenison	05/16/18	465	—	117.55	05/16/28
	05/15/19	1,596	—	106.85	05/15/29
	05/19/20	2,081	—	117.00	05/20/30
	05/18/21	2,943	—	95.40	05/18/31
	02/15/22	3,031	1,011	59.40	02/13/32
	02/14/23	3,856	3,856	33.84	02/14/33
	02/13/24	1,888	5,667	33.52	02/13/34
	02/25/25	—	6,231	39.61	02/25/35
						02/15/22	947		47,909
						02/14/23	4,064		205,598
						02/13/24	6,154		311,331
						02/25/25	6,943		351,246
							18,108	(8)	916,084
						02/13/24				4,103	(7)	207,571
						02/25/25				3,472	(4)	175,648
Marc Kermisch	11/17/25	—	6,818	47.07	11/17/35
						11/17/25	3,718		188,094
							3,718	(9)	188,094
						11/17/25				7,436	(4)	376,187
Robert Bodor(10)	02/08/16	5,673	—	57.88	02/08/26
	02/13/17	3,628	—	58.35	02/11/26
	02/12/18	3,004	—	105.75	02/11/26
	02/11/19	3,204	—	104.99	02/11/26
	02/10/20	3,668	—	96.72	02/11/26
	02/16/21	2,190	—	180.46	02/11/26
	03/01/21	9,652	—	150.86	02/11/26
	02/15/22	20,514	—	59.40	02/11/26
						02/13/24				20,598	(7)	1,042,053
						02/25/25				4,808	(4)	243,237
Oleg Ryaboy(11)	09/09/22	5,862	—	40.06	02/02/26
	02/14/23	9,717	—	33.84	02/02/26
	02/13/24	4,130	—	33.52	02/02/26
	02/25/25	1,164	—	39.61	02/02/26
						02/13/24				3,200	(7)	161,888
						02/25/25				1,055	(4)	53,372
(1)For option awards granted prior to February 25, 2025, with the exception of the February 14, 2023 option awards that vested in full on February 13, 2024 and expire on February 14, 2026, and the May option awards that vest as to 25% of the shares subject to each award in four annual installments on May 20 each year, the February, March, August and September option awards vest as to 25% of the shares subject to each award in four annual installments on February 13 of each year. For option awards granted on and subsequent to February 25, 2025, with the exception of the November 17, 2025 option award that vests as to 25% of the shares subject to each award in four annual installments on November 15 of each year, the option awards vest as to 25% of the shares subject to each award in four annual installments on the grant date anniversary of each year.

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(2)Based on the $50.59 per share closing price of our common stock on the NYSE on December 31, 2025, the last trading day of 2025.
(3)The RSUs listed vest as to 4,074 shares subject to the units on each of May 23, 2026, 2027, 2028, and 2029,
(4)Represents PSUs granted in 2025 that may be earned and vest based on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index over the period of January 1, 2025 to December 31, 2027.
(5)Represents PSUs granted in 2025 that may be earned and vest based on a performance condition with anywhere between 0 percent and 100 percent of the target number capable of being achieved during two six-month performance periods depending on revenue and then anywhere between 0 percent and 200 percent of such achieved PSUs capable of being earned and vesting based our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index over the period of January 1, 2025 to December 31, 2027.
(6)In the order presented in the table, the RSUs listed vest as to:
•1,539 shares subject to the units on February 13, 2026, and 559 shares subject to the units on May 20, 2026,
•1,293 shares subject to the units on each of February 13, 2026 and 2027,
•1,305 shares subject to the units on each of February 13, 2026, 2027, and 2028, and
•1,105 shares subject to the units on each of February 25, 2026, 2027, 2028, and 2029.
(7)Represents PSUs granted in 2024 that may be earned and vest based on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index over the period of January 1, 2024 to December 31, 2026.
(8)In the order presented in the table, the RSUs listed vest as to:
•947 shares subject to the units on February 13, 2026,
•2,032 shares subject to the units on each of February 13, 2026, and 2027,
•2,051 shares subject to the units on each of February 13, 2026, 2027, and 2028, and
•1,736 shares subject to the units on each of February 25, 2026, 2027, 2028, and 2029.
(9)The RSUs listed vest as to 929 shares subject to the units on each of November 15, 2026, 2027, 2028, and 2029.
(10)For information regarding the treatment of Dr. Bodor's outstanding equity awards in connection with his termination of employment, see "Potential Payments upon Termination or Change in Control - Severance Paid to Dr. Bodor."
(11)For information regarding the treatment of Mr. Ryaboy's outstanding equity awards in connection with his termination of employment, see "Potential Payments upon Termination or Change in Control - Severance Paid to Mr. Ryaboy."
Option Exercises and Stock Vested in 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Suresh Krishna	—	—	—	—
Daniel Schumacher	—	—	28,895	1,465,593
Michael R. Kenison	3,048	49,786	15,717	771,213
Marc Kermisch	—	—	—	—
Robert Bodor	49,212	823,542	114,658	5,702,943
Oleg Ryaboy	—	—	24,033	1,193,712
(1)The value realized on exercise is calculated as the difference between the closing price of our common stock on the date of exercise as reported by the New York Stock Exchange for the number of shares acquired upon exercise and the applicable option exercise price for those shares.
(2)Includes (a) RSUs that vested in 2025 and (b) the PSUs granted in 2023 that were determined to be earned based on our Company's three-year cumulative TSR performance relative to the Russell 2000 Growth Index over the period of January 1, 2023 to December 31, 2025, which earned PSUs vested on the date the compensation and talent committee determined the number of PSUs earned.
(3)The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our common stock on the vesting date as reported by the New York Stock Exchange.
Policies and Practices Related to the Grant of Certain Equity Awards
We have typically granted annual equity awards on or after the second trading day following the public release of the Company’s financial results for the fourth quarter of the prior year. As a result, in all cases, the timing of the grant of stock options and other equity awards occurs independent of the release of any material, non-public information, and we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of stock options.
On May 20, 2025, Mr. Krishna was appointed President and Chief Executive Officer of the Company. In connection with his appointment, the compensation and talent committee approved Mr. Krishna’s compensation as set forth in his employment agreement, which included, among other things, the grant of 29,522 stock options effective as of May 23, 2025, with an exercise price equal to 100% of the closing share price of the Company’s common stock on the grant date, and which will vest and become exercisable 25% in four annual installments beginning on the first anniversary of the grant date.
On May 30, 2025, we filed a Current Report on Form 8-K disclosing the new consulting agreement the Company entered into with Dr. Bodor. While this filing was technically within the four business day period following the grant date of the stock options awarded to Mr. Krishna, we did not consider the information about Dr. Bodor’s consulting agreement, which had a term of less than six months, to be significant.

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The following table contains information required by Item 402(x)(2) of Regulation S-K about the stock options granted to Mr. Krishna as described above.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($)	Grant Date Fair Value of the Award ($)
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information (%)

Suresh Krishna	5/23/2025	29,522	36.82	600,017	2.9

Pension Benefits
We do not offer any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation plans.
Potential Payments upon Termination or Change in Control
Below is a description of the agreements, plans and arrangements that were in effect as of December 31, 2025 providing for payments or benefits to our named executive officers upon termination of employment or in connection with a change in control of our Company.
Suresh Krishna Employment Agreement
Pursuant to our employment agreement with Mr. Krishna, which was effective on May 20, 2025, if we voluntarily terminate his employment without “cause” (and other than as a result of his death or disability) or if he resigns for “good reason,” as defined in the employment agreement (a “qualifying termination”), provided that Mr. Krishna complies with certain conditions (including execution of a general waiver and release of claims and complying with a restrictive covenants agreement), then he will be entitled to the benefits summarized below.
If Mr. Krishna's employment with us terminates during the term of his employment agreement and prior to any change in control (as defined in the employment agreement) or after any 18-month period following a change in control, which we refer to in this Potential Payments upon Termination or Change in Control section as the “transition period,” and if the termination is a “qualifying termination,” then subject to certain conditions:
•we will pay Mr. Krishna an amount equal to one times his annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;
•we will pay Mr. Krishna a pro rata cash incentive bonus amount for the year in which the termination occurs, payable in a lump sum;
•we will pay our share of premiums due to Mr. Krishna and his eligible dependents under COBRA for the first 12 months of COBRA coverage, if timely elected by Mr. Krishna; and
•if Mr. Krishna has any unvested equity-based awards as of the termination date, for time-based awards, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately, and for performance-based awards, a pro rata portion of the awards based on the performance period will vest based on actual performance at the end of the performance period.
If Mr. Krishna’s termination date occurs during the term of the employment agreement and within 90 days prior to a change in control, and if the termination is a qualifying termination and Mr. Krishna reasonably demonstrates within 30 days after the

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change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, we will:
•pay Mr. Krishna an amount equal to one times his annualized base salary, payable in a lump sum;
•pay Mr. Krishna an amount equal to his target annual cash incentive bonus for the calendar year in which his employment with us terminates, payable in a lump sum;
•pay our share of premiums due for Mr. Krishna and his eligible dependents an additional six months of coverage under COBRA, if timely elected by Mr. Krishna; and
•pay Mr. Krishna an amount equal to the value of any unvested equity-based awards held by him as of the termination date that were forfeited as of the termination date.
If a change in control occurs during the term of his employment agreement and Mr. Krishna’s termination date occurs upon a change in control during the transition period, and if the termination is a qualifying termination, then, subject certain conditions:
•we will pay Mr. Krishna an amount equal to two times his annualized base salary in substantially equal installments in accordance with our Company’s regular payroll practices over the 24-month period immediately following the termination date, subject to limited exceptions;
•we will pay Mr. Krishna an amount equal to two times his target annual cash incentive bonus for the calendar year in which his employment with us terminates, payable in a lump sum;
•we will pay our share of premiums due for Mr. Krishna and his eligible dependents under COBRA for the first 18 months of COBRA coverage, if timely elected by Mr. Krishna; and
•if Mr. Krishna has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on Mr. Krishna’s termination date, and in the case of performance-based awards, the number of shares subject to such accelerated vesting shall be based on a determination by the Board of the degree to which any performance-based vesting conditions will be deemed satisfied.
If Mr. Krishna’s employment with us is terminated due to his death or disability, then, he would be paid earned but unpaid salary, cash incentive bonus and benefits through the termination date.
In the event that the severance pay and other benefits provided for in the CEO Agreement or otherwise payable to Mr. Krishna constitute Section 280G “parachute payments” and would be subject to excise taxes, then such benefits will be either be delivered in full or delivered as to such lesser extent which would result in no portion of such severance pay and other benefits being subject to excise taxes, whichever results in the receipt by Mr. Krishna of the greatest amount of benefits.
Severance Agreements with Other Named Executive Officers
As of December 31, 2025, we had entered into severance agreements with each of our other named executive officers who were employees, except for Mr. Krishna. If we voluntarily terminate the employment of any such officer without “cause” (and other than as a result of his death or disability) or if he resigns for “good reason,” each as defined in the applicable severance agreement, provided that such officer complies with certain conditions (including execution of a general waiver and release of claims and execution of a restrictive covenants agreement with respect to non-disclosure and non-competition) described in the applicable severance agreement, then he will be entitled to the benefits summarized below.
If such officer’s employment with us terminates at a time other than during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:
•we will pay such officer an amount equal to his annualized base salary (the “severance”) in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;
•we will pay such officer a pro rata annual cash incentive bonus amount, payable in a lump sum;
•we will pay our share of premiums due for such officer and his eligible dependents for the first 12 months of coverage under COBRA (the “COBRA benefit”); and
•if such officer has any unvested equity-based awards as of the termination date, for time-based awards, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately and for performance-based awards, a pro rata portion of the awards based on the performance period will vest based on actual performance at the end of the performance period.
If such officer’s termination date occurs during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions we will pay the severance and COBRA benefits described above, plus:
•we will pay such officer an amount equal to his target annual cash incentive bonus for the calendar year in which his employment with us terminates; and

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•if such officer has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on his termination date, and in the case of performance-based awards, the number of shares subject to such accelerated vesting shall be based on a determination by the Board of the degree to which any performance-based vesting conditions will be deemed satisfied.
If such officer’s termination date occurs within 90 days prior to a change in control, and if the termination is a qualifying termination and he reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation he otherwise is entitled to receive in connection with a qualifying termination (not during a transition period), we will:
•pay such officer an amount equal to his target annual cash incentive payment for the calendar year in which his or her employment with us terminates, payable in a lump sum; and
•pay such officer an amount equal to the value of any unvested equity-based awards held by him as of the termination date that were forfeited as of the termination date.
In the event that the severance pay and other benefits provided for in the severance agreements constitute Section 280G “parachute payments” and would be subject to excise taxes, then such benefits will be either be delivered in full or delivered as to such lesser extent which would result in no portion of such severance pay and other benefits being subject to excise taxes, whichever results in the receipt by executive of the greatest amount of benefits.
LTIP
Under the LTIP, upon termination for cause, all unvested awards and all unexercised stock options and SARs will be forfeited. Upon termination due to death or disability, any unvested portion of an award will immediately become vested and exercisable in full and options and SARs will remain exercisable for twelve months after the date of termination. Upon termination for any other reason, the then currently vested and exercisable portion of any option or SAR will remain exercisable for three months after termination (unless the participant dies during that three-month period, in which case the post-termination exercise period will be extended to twelve months).
Any post-termination exercise period may, however, be extended by the compensation and talent committee if the issuance of shares upon such exercise would then violate applicable registration requirements under the Securities Act. Any such post-termination exercise period may not, however, extend beyond the expiration date of any option or SAR. After giving effect to any accelerated vesting as provided above, all unvested and unexercisable portions of outstanding awards will be forfeited in connection with a termination of service.
Under the LTIP, unless otherwise provided in an award agreement, if a change in control, as defined in the LTIP, occurs that involves a sale of all or substantially all of our assets or a merger, consolidation, reorganization or statutory share exchange involving our Company, our board of directors or compensation and talent committee may take one or more of the following actions with respect to outstanding awards under the LTIP:
•Arrange for the surviving or successor entity to continue, assume or replace some or all of the outstanding awards under the LTIP.
•Accelerate the vesting and exercisability of outstanding awards prior to and conditioned upon the occurrence of the event and provide that unexercised options and SARs will be terminated at the effective time of the event.
•Cancel any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award, less the aggregate exercise price (if any) of the award.
•Provide that if an award is continued, assumed or replaced in connection with such an event and if within 18 months after the event a participant experiences an involuntary termination of service other than for cause, the participant’s outstanding awards will vest in full, will immediately become fully exercisable and will remain exercisable for one year following termination.
•Make certain adjustments to awards as provided in the LTIP.
In the event of a change in control that does not involve a merger, consolidation, reorganization, statutory share exchange or sale of all or substantially all of our Company’s assets, our board of directors or compensation and talent committee, in its discretion, may provide (1) that any outstanding award will become fully vested and exercisable upon the change in control or upon the termination of the participant’s service without cause within 18 months after the change in control, (2) that any outstanding option or SAR will remain exercisable during all or some specified portion of its remaining term, or (3) that any outstanding award will be canceled in exchange for payment to the participant of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.
The form of option award agreement approved by the compensation and talent committee for use under the LTIP provides that if, within 12 months of a change in control, an optionee’s employment is involuntarily terminated without cause or the

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optionee resigns for good reason, any outstanding option award will immediately become exercisable in full and remain exercisable for one year following termination.
The form of RSU award agreement approved by the compensation and talent committee for use under the LTIP provides that if, within 12 months of a change in control, a participant’s employment is involuntarily terminated without cause or the participant resigns for good reason, any outstanding RSUs will immediately become vested.
The form of PSU award agreement approved by the compensation and talent committee for use under the LTIP provides that if a change in control of our Company occurs before the scheduled vesting dates of the award, the performance period will be truncated and a pro rata portion of the number of PSUs determined to have been earned during the truncated performance period will vest as of the date of the change in control. The pro rata portion will be based on the portion of original performance period that elapsed prior to the date of the change in control.
The LTIP provides that in the event any payments or benefits provided under the LTIP taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Section 280G of the Code, such payments or benefits may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Section 4999 of the Code is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.
The Inducement Awards, while not granted under the LTIP, are on the same form of PSU award agreement as used for LTIP PSUs, and are subject to the above-described terms of the LTIP.
Severance Paid to Dr. Bodor
In connection with Dr. Bodor's termination of employment when the Company appointed Mr. Krishna as President and CEO on May 20, 2025, it was agreed that Dr. Bodor would receive the severance benefits contemplated by the provisions for a termination without cause or a resignation for good reason described in his employment agreement, which agreement had been entered into in January 2021. As a result, Dr. Bodor received:
•an amount equal to one times his annualized base salary, which amounted to $636,000;
•an amount equal to one times his target annual cash incentive bonus for 2025, which amounted to $636,000;
•payment by the Company of its share of premiums due Dr. Bodor and his eligible dependents under COBRA for the first 12 months of COBRA coverage, which amounted to $6,439;
•the accelerated vesting of a pro rata portion of his unvested time-based equity awards (RSUs and stock options) as of his termination date that were scheduled to vest on the next anniversary of the grant date, which value amounted to $237,841; and
•the continued vesting of a prorated number of PSUs held by him, which will vest at the end of the three-year performance period based on actual performance.
Severance Paid to Mr. Ryaboy
In connection with Mr. Ryaboy’s termination, he was entitled to receive the severance benefits under the provisions of his executive severance agreement for a termination without cause. As a result, Mr. Ryaboy received:
•an amount equal to one times his annualized base salary, which amounted to $364,105;
•a pro rata annual cash incentive bonus amount, which amounted to $149,860;
•payment by the Company of its share of premiums due Mr. Ryaboy and his eligible dependents under COBRA for the first 12 months of COBRA coverage, which amounted to $7,635; and
•the accelerated vesting of a pro rata portion of his unvested time-based equity awards (RSUs and stock options) as of his termination date that were scheduled to vest on the next anniversary of the grant date, which value amounted to $412,716; and
•the continued vesting of a prorated number of PSUs held by him, which will vest at the end of the three-year performance period based on actual performance.

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Potential Payments
The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers, other than Dr. Bodor and Mr. Ryaboy, or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2025. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2025 and all stock options are valued based on the difference between $50.59, the closing price for one share of our common stock on the NYSE on December 31, 2025 (the last trading day of 2025), and the applicable exercise price. Dr. Bodor and Mr. Ryaboy are not included in the following table because each of them terminated their employment prior to December 31, 2025, and in line with SEC guidance, we have provided information regarding payments and benefits for their actual termination event in the sections above entitled “Severance Paid to Dr. Bodor" and "Severance Paid to Mr. Ryaboy."

Name	Termination Without Cause or For Good Reason Not During Transition Period or in Anticipation of Change in Control ($)	Termination Without Cause or For Good Reason Upon a Change in Control or During Transition Period ($) (1)	Termination Without Cause or For Good Reason in Anticipation of Change in Control ($) (2)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Retirement ($)
Suresh Krishna
Base Salary Payment	800,000	1,600,000	800,000	—	—	—	—
Incentive Payment	800,000	1,600,000	800,000	—	—	—	—
Benefits Continuation	8,698	13,048	4,349	—	—	—	—
Accelerated Option Vesting	101,629	406,518	406,518	406,518	406,518	—	—
Accelerated RSU Vesting	206,104	824,415	824,415	824,415	824,415	—	—
Accelerated PSU Vesting(3)	—	—	—	1,465,609	—	1,465,609	—
Daniel Schumacher
Base Salary Payment	425,000	425,000	425,000	—	—	—	—
Incentive Payment	318,750	318,750	318,750	—	—	—	—
Benefits Continuation	190	190	190	—	—	—	—
Accelerated Option Vesting	128,616	317,105	317,105	317,105	317,105	—	—
Accelerated RSU Vesting	293,477	658,631	658,631	658,631	658,631	—	—
Accelerated PSU Vesting(3)	—	—	—	501,195	—	501,195	—
Michael R. Kenison
Base Salary Payment	385,000	385,000	385,000	—	—	—	—
Incentive Payment	231,000	231,000	231,000	—	—	—	—
Benefits Continuation	16,998	16,998	16,998	—	—	—	—
Accelerated Option Vesting	81,643	229,740	229,740	229,740	229,740	—	—
Accelerated RSU Vesting	342,296	916,084	916,084	916,084	916,084	—	—
Accelerated PSU Vesting(3)	—	—	—	196,930	—	196,930	—
Marc Kermisch
Base Salary Payment	400,000	400,000	400,000	—	—	—	—
Incentive Payment	300,000	300,000	300,000	—	—	—	—
Benefits Continuation	—	—	—	—	—	—	—
Accelerated Option Vesting	6,000	23,999	23,999	23,999	23,999	—	—
Accelerated RSU Vesting	47,023	188,094	188,094	188,094	188,094	—	—
Accelerated PSU Vesting(3)	—	—	—	125,396	—	125,396	—
(1)The LTIP provides that, in connection with a change in control, we may, among other actions, (i) arrange for the surviving or successor entity to continue, assume or replace outstanding awards under the LTIP, (ii) accelerate the vesting and exercisability of outstanding awards upon the occurrence of the change in control or (iii) cancel outstanding awards in exchange for payment of the amount of consideration that would have been received in the change in control for the number of shares subject to the award, less the aggregate exercise price (if any) of the award. The amounts shown assume acceleration of all outstanding awards under the LTIP in connection with a change in control.

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(2)Pursuant to agreements between us and each of our named executive officers, each such named executive officer is entitled to the payments and benefits summarized above if his or her employment terminates within 90 days prior to a change in control, and if the termination is without cause or for good reason and the executive reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control.
(3)Upon termination of the executive officer’s employment by us without cause or by the executive for good reason or due to retirement or disability, a pro rata portion (based on the portion of the performance period that elapsed prior to the date of termination) of the number of PSUs that would have been earned at the end of the applicable performance periods if employment had continued will vest on the scheduled vesting date. Because the PSU awards are not accelerated under such circumstances, and because the determination regarding the number of outstanding PSUs to be earned cannot be made until after the applicable performance periods end on December 31, 2026 and 2027, no accelerated values for outstanding PSU awards are included in the table columns relating to retirement, disability and without cause and good reason terminations.
Upon a change in control of our Company, the performance period for the PSUs is truncated and a pro rata portion (based on the portion of original performance period that elapsed prior to the date of the change in control) of the number of PSUs determined to have been earned during the truncated performance period vests as of the date of the change in control. The amounts included in the table reflect the PSUs earned assuming the applicable performance periods had ended on December 31, 2025, prorated based on the portion of the original performance periods that had elapsed prior to December 31, 2025 and assuming 100% attainment of the performance-based awards.
Upon the executive officer’s death, a pro rata portion of the target number of PSUs vest.
CEO Pay Ratio
We determined that the 2025 annual total compensation of the median employee was $60,344. Because our current CEO, Suresh Krishna, was CEO for only a portion of 2025, for purposes of calculating his 2025 total compensation for the pay ratio, we annualized his base salary and the actual annual incentive plan payout for 2025, and included all other components of his compensation in the same amounts as disclosed in the Summary Compensation Table, which included the value of his one-time Inducement Awards. As a result, our CEO's annualized total compensation for 2025 was $7,812,579; and the ratio of this amount to the median employee's annual total compensation was 129-to-1.
For our 2025 CEO pay ratio analysis, we determined that we could use the same median employee that we identified in 2023, as permitted by SEC rules. There has been no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our 2025 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2025 pay ratio disclosure. As of December 31, 2023, our total population consisted of 2,415 employees excluding our CEO. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (CACM) defined as the aggregation of base salary or regular wages and overtime pay. Further, we annualized salaries and wages for individuals not employed for a full year in 2023.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
The following table sets forth additional compensation information of our CEO and our other NEOs (averaged) along with TSR, net income (loss), and revenue in constant currency for our 2021, 2022, 2023, 2024 and 2025 fiscal years:

Year	Summary Compensation Table Total for Suresh Krishna(1)	Compensation Actually Paid (CAP) to Suresh Krishna(1,2)	Summary Compensation Table Total for Robert Bodor(1)	Compensation Actually Paid (CAP) to Robert Bodor(1,2)	Summary Compensation Table Total for Victoria Holt(1)	Compensation Actually Paid (CAP) to Victoria Holt(1,2)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid (CAP) to Non- CEO NEOs(1,2)	Value of Initial Fixed $100 Investment Based On:(3)		Net Income (Loss) (in thousands)	Non-GAAP Revenue in Constant Currency (in thousands) (5)
									Company TSR	Peer Group TSR(4)
2025	$7,186,997	$9,989,409	$5,676,561	$2,407	NA	NA	$1,425,860	$1,734,846	$33.0	$135.9	$21,241	$531,244
2024	NA	NA	$4,288,063	$4,495,491	NA	NA	$1,212,388	$1,048,910	$25.5	$107.7	$16,593	$499,014
2023	NA	NA	$5,126,861	$6,729,460	NA	NA	$1,242,867	$1,552,217	$25.4	$85.0	$17,220	$504,044
2022	NA	NA	$4,619,545	$2,034,934	NA	NA	$1,017,900	$550,832	$16.6	$79.7	($103,462)	$500,005
2021	NA	NA	$3,022,116	$504,316	$178,812	($5,566,128)	$1,187,153	($354,016)	$33.5	$120.0	$33,372	$484,799

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(1)The current CEO is Suresh Krishna, who began service as CEO effective May 20, 2025. The former CEOs are Robert Bodor, who served as CEO effective March 1, 2021 until May 20, 2025 and Victoria M. Holt, who retired effective February 28, 2021.

Year	Current CEO	Former CEO	Non-CEO NEOs
2025	Suresh Krishna	Robert Bodor	Daniel Schumacher, Michael R. Kenison, Marc Kermisch, and Oleg Ryaboy
2024		Robert Bodor	Daniel Schumacher, Michael R. Kenison, Oleg Ryaboy, and Bjoern Klaas
2023		Robert Bodor	Daniel Schumacher, Michael R. Kenison, Bjoern Klaas, and Oleg Ryaboy
2022		Robert Bodor	Daniel Schumacher, Michael R. Kenison, Bjoern Klaas, Oleg Ryaboy, and Arthur R. Baker III
2021		Robert Bodor and Victoria Holt	Daniel Schumacher, Arthur R. Baker III, Michael R. Kenison, Bjoern Klaas, and John A. Way
(2)We did not report a change in pension value for any of the years reflected in this table; therefore, an adjustment to the SCT totals related to pension value is not needed. To calculate compensation actually paid (“CAP”), the following adjustments were made to SCT Total Compensation:
2025 CAP for Suresh Krishna, Robert Bodor and the average CAP for the non-CEO NEOs reflects the following adjustments from Total Compensation reported in the SCT:

	Suresh Krishna	Robert Bodor	Average
			Non-CEO NEOs
Total 2025 Compensation reported in Summary Compensation Table (SCT)	$7,186,997	$5,676,561	$1,425,860
Adjustments for stock and option awards
Subtract SCT amounts of stock and option awards	(6,212,702)	(3,861,404)	(748,790)
Add fair value at year-end of awards granted during 2025 that are outstanding and unvested at 2025 year-end	9,015,114	411,084	782,077
+/- The difference between fair value of awards from the end of 2024 to the end of 2025 for awards granted in any prior fiscal year that are outstanding and unvested at 2025 year-end	—	532,458	224,203
Add the fair value as of the vesting date for awards granted and vesting during 2025	—	55,390	19,257
+/- The change in fair value from the end of 2024 to the vesting date for awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during 2025	—	661,484	205,488
Subtract fair value at end of prior year for awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during 2025	—	(3,473,166)	(173,250)
Add dividends or other earnings paid on stock or option awards in 2025 prior to vesting if not otherwise included in total compensation for 2025	—	—	—
Compensation Actually Paid for 2025 (as calculated)	$9,989,409	$2,407	$1,734,846

(3)TSR, in the case of both our Company and our peer group, reflects the cumulative return of $100 as if invested on December 31, 2020, including reinvestment of any dividends.
(4)For our pay versus performance disclosures, we have used our CD&A Peer Groups for 2023, 2024, and 2025. Prior to using the CD&A Peer Group, we used the Russell 2000 Growth Index. Determining the CD&A Peer Groups is discussed in the CD&A for each respective year and includes the following companies for the 2023, 2024 and 2025 fiscal years:

Year	CD&A Peer Group
2025	Allient Inc., Badger Meter, Inc., CTS Corporation, Enerpac Tool Group Corp., ESCO Technologies Inc., FARO Technologies, Inc., Helios Technologies, Inc., Lindsay Corporation, nLIGHT, Inc., Rimini Street, Inc., Semtech Corporation, Vicor Corporation, Vishay Precision Group, Inc., Xometry, Inc.
2024	3D Systems Corporation, Allient, Inc., Badger Meter, Inc., Cerence Inc., CTS Corporation, Enerpac Tool Group Corp, ESCO Technologies, Inc., FARO Technologies, Inc., Helios Technologies Inc., Lindsay Corporation, Rimini Street, Inc., Semtech Corporation, SPS Commerce, Inc., Vicor Corporation, and Vishay Precision Group, Inc.
2023	3D Systems Corporation, Badger Meter, Inc., Cerence Inc., CTS Corporation, Enerpac Tool Group Corp, ESCO Technologies, Inc., FARO Technologies, Inc., Helios Technologies Inc., Lindsay Corporation, Novanta Inc., RBC Bearings Incorporated, Semtech Corporation, SPS Commerce, Inc., and Vicor Corporation.
A comparison of our TSR, the Russell 2000 Growth Index TSR, and our CD&A Peer Group TSR (adjusted for each respective year's group) is below:

Value of $100 Initial Fixed Investment on December 31, 2020
Year	PRLB	Russell 2000 Growth Index	2023 CD&A Peer Group	2024 CD&A Peer Group	2025 CD&A Peer Group
2025	$33.0	$134.4	$178.1	$113.2	$135.9
2024	$25.5	$119.1	$168.5	$114.0	$107.7
2023	$25.4	$106.8	$151.9	$98.4	$85.0
2022	$16.6	$91.4	$127.4	$88.5	$79.7
2021	$33.5	$114.8	$196.3	$152.8	$120.0

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(5)Our Company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we used to link CAP for our NEOs for fiscal 2025 to our Company’s performance is our Company’s revenue in constant currency, a non-GAAP measure, which is GAAP revenue calculated to exclude the impact of foreign currency exchange rates. For information regarding GAAP revenue and the impact of foreign currency exchange rates, see our earnings release filed as an exhibit to our Current Report on Form 8-K filed on February 6, 2026 and Appendix B to this Proxy Statement..
Required Tabular Disclosure of Most Important Measures to Determine 2025 CAP
The items listed below represent the most important financial metrics we used to determine CAP for fiscal year 2025 as further described in our CD&A within the sections titled “Annual Incentive Program,” “Long-Term Incentive Program” and “2025 Long-Term Equity-Based Compensation.”

Most Important Performance Measures
Revenue in Constant Currency(1)
3-Year Cumulative TSR Performance relative to Russell 2000 Growth Index
Adjusted Operating Income Margin(2)
Adjusted Gross Margin(3)
(1)Revenue in constant currency is a non-GAAP financial measure that consists of GAAP revenue which is then adjusted to eliminate the impact of changes in foreign currency exchange rates.
(2)Adjusted operating income margin is a non-GAAP financial measure that consists of GAAP operating margin, adjusted for the difference between the impact of actual currency rates in effect during the year and the budgeted currency rates, stock-based compensation expense, amortization expense, incentive compensation expense, CEO transition costs, restructuring and transformation costs, and costs related to exit and disposal activities.
(3)Adjusted gross margin is a non-GAAP financial measure that consists of GAAP gross margin, adjusted for the difference between the impact of actual currency rates in effect during the year and the budgeted currency rates, stock-based compensation expense, amortization expense and incentive compensation expense.
Relationship Between Pay and Performance
The following charts present a graphical comparison of CAP to our current and former CEOs and the average CAP to our Non-CEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) TSR, (2) peer group TSR, (3) net income (loss), and (4) revenue in constant currency. The charts also provide a comparison of our TSR to the peer group TSR for the five-year period.
Compensation Actually Paid Versus TSR

CAP Versus Indexed Total Shareholder Return
12
10
8
6
4
2
-
(2)
(4)
(6)
(8)
(10)
(12)
CAP ($M)
200
160
120
80
40
0
Value of $100 Invested on 12/31/2020
2021
2022
2023
2024
2025
Compensation Actually Paid to Suresh Krishna
Compensation Actually Paid to Robert Bodor
Compensation Actually Paid to Victoria M. Holt
Average Compensation Actually Paid to Non-CEO NEOs
Value of $100 Invested on 12/31/2020 in Protolabs Stock
Value of $100 Invested on 12/31/2020 in the peer Group

TSR in the above chart, in the case of both our Company and our peer group, reflects the cumulative return of $100 as if invested on December 31, 2020, including reinvestment of any dividends.

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Compensation Actually Paid Versus Net Income (Loss)

CAP Versus Net Income (Loss)
CAP ($M)
12
10
8
6
4
2
-
(2)
(4)
(6)
(8)
(10)
(12)
Net Income ($M)
60
30
-
(30)
(60)
(90)
(120)
2021
2022
2023
2024
2025
Compensation Actually Paid to Suresh Krishna
Compensation Actually Paid to Robert Bodor
Compensation Actually Paid to Victoria M. Holt
Average Compensation Actually Paid to Non-CEO NEOs
Net Income ($Mil.)

Compensation Actually Paid Versus Revenue in Constant Currency

CAP Versus Revenue in Constant Currency
12
10
8
6
4
2
-
(2)
(4)
(6)
(8)
(10)
(12)
CAP ($M)
540.00
520.00
500.00
480.00
460.00
440.00
Revenue in Constant Currency ($M)
2021
2022
2023
2024
2025
Compensation Actually Paid to Suresh Krishna
Compensation Actually Paid to Robert Bodor
Compensation Actually Paid to Victoria M. Holt
Average Compensation Actually Paid to Non-CEO NEOs
Revenue in Constant Currency ($Mil.)

Compensation decisions at our Company are made independently of disclosure requirements. Therefore, the relationships between pay and performance as described above were not considered by the compensation and talent committee in determining CAP for any of the five years reported.

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DIRECTOR COMPENSATION
Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align our non-employee directors’ interests with the long-term interests of our shareholders. Directors who are also our employees receive no additional compensation for serving on our board of directors.
The non-employee director compensation program provides the directors with the option to elect whether to receive their annual equity award in the form of restricted stock units or deferred stock units (“DSUs”). This feature is designed to provide flexibility to our directors and to also make our director compensation program consistent with those of the companies in our peer group.
A summary of our non-employee director compensation program in 2025 follows:

Annual cash retainer:	$50,000

Additional annual cash retainer for Chairman:	$80,000

Annual cash retainer for committee chairs:	Audit Committee: $20,000 Compensation and Talent Committee: $15,000 Nominating and Governance Committee: $10,000

Annual cash retainer for other committee members:	Audit Committee: $8,000 Compensation and Talent Committee: $6,000 Nominating and Governance Committee: $4,000

Annual equity award:	$145,000 grant date fair value of restricted stock units or deferred stock units (at the director’s election) which become vested in full on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our shareholders

New director equity award:	Restricted stock units or deferred stock units (at the director’s election) with $145,000 grant date fair value, granted and vested on the date the director is first elected to the board

In addition, a grant of pro-rata portion of the restricted stock units or deferred stock units (at the director’s election) which was granted to directors at the most recent annual meeting of shareholders, which will vest on the first anniversary of the grant date

Meeting fees:
Generally none, but the compensation and talent committee has the discretion to provide for meeting fees if the number of board of directors meetings exceeds eight per year or if the number of meetings of any committee exceeds six per year

The compensation and talent committee periodically reviews the compensation arrangements for our non-employee directors and makes recommendations to our board of directors. In February 2026, the compensation and talent committee, with the advice of its compensation consultant, conducted a review of our director compensation program. This review analyzed the structure, overall level, and mix of compensation delivered by our director compensation program compared to our peer group. The analysis found that the total annual compensation was approximately at the 25th percentile, driven mostly by a below market cash retainer.

Following this review, the compensation and talent committee recommended, and our board of directors approved, changes to our director compensation program for 2026, effective as of the Annual Meeting. Among other things, the compensation and talent committee eliminated the initial full-year annual equity award previously granted to newly appointed directors. The non-employee director compensation program maintains the initial pro-rated annual equity award to newly appointed

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directors. A summary of our non-employee director compensation program in 2026, effective as of the Annual Meeting, follows:

Annual cash retainer:	$65,000

Additional annual cash retainer for Chairman:	$80,000

Annual cash retainer for committee chairs:	Audit Committee: $20,000 Compensation and Talent Committee: $20,000 Nominating and Governance Committee: $10,000

Annual cash retainer for other committee members:	Audit Committee: $10,000 Compensation and Talent Committee: $7,500 Nominating and Governance Committee: $4,000

Annual equity award:	$155,000 grant date fair value of restricted stock units or deferred stock units (at the director’s election) which become vested in full on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our shareholders

New director equity award:	A grant of pro-rata portion of the Annual equity award of restricted stock units or deferred stock units (at the director’s election) which was granted to directors at the most recent annual meeting of shareholders, which will vest on the earlier of the date of the next annual meeting of our shareholders (if permitted by the terms of the equity plan then in effect) or the first anniversary of the grant date

Meeting fees:
Generally none, but the compensation and talent committee has the discretion to provide for meeting fees if the number of board of directors meetings exceeds eight per year or if the number of meetings of any committee exceeds six per year

We have stock ownership guidelines for our non-employee directors. Each such director is expected to own shares of our common stock with a fair market value of at least five times the amount of the annual board member retainer, and to achieve this ownership level within three years after first joining our board of directors. Until a director has satisfied this ownership guideline, the director may not dispose of any shares of our common stock, except for sales which proceeds will be used to pay the exercise price in connection with an option exercise or to pay applicable income taxes in connection with the vesting, exercise or payout of any equity-based award. For purposes of this guideline, shares subject to an unvested or unexercised equity-based award will be counted as owned shares. As of December 31, 2025, all of our directors who are not significant shareholders have met these guidelines.
Non-Employee Director Compensation for 2025
The following table sets forth information concerning annual compensation for our non-employee directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Archie C. Black	60,000	145,034	205,034
Sujeet Chand	60,000	145,034	205,034
Moonhie Chin	65,000	145,034	210,034
Rainer Gawlick	138,000	145,034	283,034
Stacy Greiner	58,000	145,034	203,034
Donald G. Krantz	56,000	145,034	201,034
Sven A. Wehrwein	74,000	145,034	219,034
(1)Amounts shown in this column reflect the aggregate grant date fair value of the RSUs and DSUs granted in 2025 computed in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC 718) as discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2025 contained in our Annual Report on Form 10-K for the year ended December 31, 2025, based on the closing stock price on the grant date.

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Non-Employee Directors - Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes for each of our non-employee directors the number of shares underlying unexercised option awards, unvested RSUs and DSUs, in each case, outstanding as of December 31, 2025:

Name	Number of Shares Underlying Unexercised Options	Number of Shares Subject to Unvested DSUs	Number of Shares Subject to Unvested RSUs
Archie C. Black	—	3,939	—
Sujeet Chand	—	3,939	—
Moonhie Chin	—	3,939	—
Rainer Gawlick	—	3,939	—
Stacy Greiner	—	3,939	—
Donald G. Krantz	—	—	3,939
Sven A. Wehrwein	—	3,939	—

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PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal 2026, and the board of directors is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the audit committee charter, require our independent registered public accounting firm to be engaged, retained, and supervised by the audit committee, the board of directors considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the board of directors on a significant issue of corporate governance.
If the selection of EY as our independent registered public accounting firm for fiscal 2026 is not ratified by our shareholders, the audit committee will review its future selection of an independent registered public accounting firm in the light of that vote result.
Representatives of EY will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD, UPON RECOMMENDATION OF THE AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026.

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AUDIT COMMITTEE REPORT
The following is the report of the audit committee. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025 with our management. In addition, the audit committee has discussed with Ernst & Young LLP, our independent auditors (“EY”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission ("SEC"). The audit committee also has received the written disclosures and the letter from EY as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with EY the independence of EY.
Based on the audit committee’s review of the matters noted above and its discussions with our independent auditors and our management, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Each year, the audit committee evaluates the qualifications, performance, tenure and independence of our independent auditor and determines whether to re-engage the current independent auditor. In doing so, the audit committee considers the quality and efficiency of the services provided by the auditors, the auditors’ global capabilities and the auditors’ technical expertise and knowledge of our operations and industry. Based on this evaluation, the audit committee has appointed EY as independent auditor for the fiscal year ending December 31, 2026. The members of the audit committee and the Board believe that, due to EY’s knowledge of our Company and of the industry in which we operate, it is in the best interests of our Company and our shareholders to continue retention of EY to serve as our independent auditor. Although the audit committee has the sole authority to appoint the independent auditor, the Board is submitting the selection of EY to our shareholders for ratification as a matter of good corporate practice.
AUDIT COMMITTEE
Sven A. Wehrwein, Chair
Rainer Gawlick
Stacy Greiner

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	Fiscal Year
	2025	2024
Audit Fees	$1,374,000	$1,377,827
Audit-Related Fees	—	—
Tax Fees	615,355	239,197
All Other Fees	—	—
Total	$1,989,355	$1,617,024
“Audit Fees” consisted of fees for the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, audit of our internal control over financial reporting, review of the financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.
“Audit-Related Fees” consisted of assurance and related services by EY that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
“Tax Fees” consisted of fees for tax consultation and tax compliance services.
Pre-approval Policy. The audit committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In fiscal years 2025 and 2024, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” that were billed by EY were approved by the audit committee in accordance with SEC requirements.
The audit committee has determined that the rendering of the services other than audit services by EY is compatible with maintaining their independence.

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PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our shareholders to provide advisory approval of the compensation of our named executive officers included in this Proxy Statement, as we have described it above in “Compensation Discussion and Analysis” and "Executive Compensation Tables." While this vote is advisory and nonbinding, the compensation and talent committee will consider the outcome of the vote when making future compensation decisions for our executive officers. We believe our compensation program aligns the interests of our executive officers and shareholders and serves the best interests of our shareholders.
The board of directors recommends that shareholders approve the following advisory resolution:
RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section and the related compensation tables and accompanying footnotes and narratives), is hereby approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY (NONBINDING) RESOLUTION.

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PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
We are also providing our shareholders the opportunity to cast an advisory (non-binding) vote regarding whether future say-on-pay votes should occur every one, two or three years. Currently our shareholders vote on the Company’s executive compensation every year. After careful consideration, the board is recommending that shareholders approve continuing to hold a say-on-pay vote every year.
The board of directors recommends that shareholders approve a frequency of one year (i.e., an annual vote) to allow shareholders an opportunity to provide regular, frequent feedback on our executive compensation policies and practices, which we believe is consistent with good governance practices. This vote is not binding but rather will provide the compensation and talent committee with shareholders’ views on how frequently they desire to consider executive compensation. Although the vote is advisory, the compensation and talent committee will take into account the outcome of the vote when considering how frequently the Company will submit executive compensation to a stockholder vote. Notwithstanding the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders or the adoption of material changes to compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “ONE YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE SAY-ON-PAY VOTES.

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PROPOSAL 5—APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED PROTO LABS, INC. 2022 LONG-TERM INCENTIVE PLAN
Introduction
Our 2022 Long-Term Incentive Plan initially became effective on August 29, 2022, and was amended effective on May 17, 2023 (the “2022 Plan”). On May 23, 2024, our shareholders approved the amendment and restatement of the 2022 Plan, which was subsequently amended on May 20, 2025 (as amended, the “Restated Plan”).
As of March 1, 2026, there were 782,124 shares of our common stock remaining available for awards under the Restated Plan. Although the Company has managed its equity programs prudently and is not currently constrained by share availability, the compensation and talent committee (referred to as the “Committee” in this Proposal 5) believes it is in the best interests of shareholders to seek approval for an additional authorization at this time. This approach reflects long-term planning, and preserves flexibility to support future growth, retention, and alignment initiatives, while maintaining disciplined equity usage.
As a result, the Committee recommended, and on February 17, 2026, the board of directors approved, an amendment to the Restated Plan to increase the number of shares available for issuance under the Restated Plan, subject to shareholder approval. The amendment would increase the number of shares available for issuance under the Restated Plan by an additional 395,000 shares.
As described further below, without the proposed share increase, the shares that remain available for issuance under the Restated Plan will not be sufficient for us to be able to achieve our goals of attracting, motivating and retaining our employees through grants of equity awards.
Shareholder Approval and Board of Directors Recommendation
Shareholder approval of the amendment to the Restated Plan is being sought in order to satisfy the shareholder approval requirements of the NYSE and to obtain shareholder approval of the number of shares that may be subject to incentive stock options under Internal Revenue Code (“Code”) Section 422.
The board of directors recommends that our shareholders vote FOR approval of the amendment to the Restated Plan because it will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees.
Key Features of the Restated Plan
The Restated Plan includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:
•No repricing of underwater options or stock appreciation rights without shareholder approval. The Restated Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.
•No evergreen. The Restated Plan does not have an evergreen or similar provision providing for an automatic replenishment of shares available for grant.
•Minimum vesting requirement. The Restated Plan provides that no time-vested award (or any portion of it) may vest less than one year after the grant date, and each performance-based award must have a performance period of at least one year subject only to limited exceptions.
•No liberal share recycling. We may not add back to the Restated Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

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•No liberal definition of “change in control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control may be imminent.
•No automatic accelerated vesting of equity awards upon a change in control. The Restated Plan does not provide for automatic accelerated vesting in connection with a change in control.
•No payment of dividends or dividend equivalents on unearned awards. The Restated Plan prohibits the payment of dividends or dividend equivalents on options and SARs, and dividends may not be paid in connection with another type of award until it vests.
•Annual limit on compensation to non-employee directors. The Restated Plan contains an annual limit on the aggregate value of all awards granted during a calendar year to any non-employee director.
•No excise tax gross-up benefits. The Restated Plan does not provide for any gross-up payments to offset any excise tax expenses.
•Clawback. The Restated Plan provides that all awards are subject to any clawback or recoupment policies in effect from time to time. Our clawback policies cover time-based as well as performance-based equity awards in certain circumstances. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis - Other Compensation and Equity-Related Policies - Clawback Policies,” above.
Basis For the Requested Share Reserve Increase
As of March 1, 2026, there were 782,124 shares of our common stock remaining available for awards under the Restated Plan. Although the Company has managed its equity programs prudently and is not currently constrained by share availability, the compensation and talent committee (referred to as the “Committee” in this Proposal 5) believes it is in the best interests of shareholders to seek approval for an additional authorization at this time. This approach reflects long-term planning, and preserves flexibility to support future growth, retention, and alignment initiatives, while maintaining disciplined equity usage. The maximum number of shares that may be issued under the Restated Plan, if this proposal is approved by shareholders, will be 2,916,500, of which 1,177,124 shares would be available for future awards, plus any shares subject to awards under the 2012 Long-Term Incentive Plan (“Prior Plan”) that are forfeited.
Long-term equity-based incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term shareholder value creation, aligning executives’ interests with the interests of shareholders, providing additional incentives, and serving to attract and retain the best available people for positions of responsibility with the Company. Our ability to continue to promote our long-term business success and provide competitive levels of equity-based compensation is considered to be of utmost importance to our business. The board of directors believes that it is in the best interests of our shareholders to increase the number of shares available under the Restated Plan to ensure sufficient shares for continued equity-based compensation.
As of March 1, 2026, there were 23,791,186 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on the NYSE on February 27, 2026 was $62.08. The following table summarizes information regarding all equity awards outstanding as of March 1, 2026 and the number of shares of our common stock remaining available for grant under the Restated Plan as of March 1, 2026:

Stock Options Outstanding	#304,744

Weighted Average Exercise Price of Stock Options Outstanding	$51.52
Weighted Average Remaining Term of Stock Options Outstanding	7.88 years

Full Value Awards Outstanding	#900,713

Restricted Stock Units	#669,422
Performance Stock Units	#231,291

Shares Available for Grant under the Restated Plan	#782,124

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Each year, the Committee reviews our overall compensation strategy and determines allocations of cash and equity compensation in light of our pay-for-performance philosophy. We believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with shareholder interests. We are also committed to effectively managing our share reserves for equity compensation while minimizing shareholder dilution. If the amendment to the Restated Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation, and we would be at a severe disadvantage if we could not use equity awards covering a meaningful number of shares to recruit and retain key talent in this competitive market.
We recognize that equity compensation awards dilute shareholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of shareholder interests. In addition, certain provisions in the Restated Plan are designed to protect our shareholders’ interests and to reflect corporate governance best practices, as described in further detail below.
Generally, we expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years in line with our average for the 2023-2025 period. On that basis, we expect that shares of common stock available for future awards if the amendment to the Restated Plan is approved would be sufficient for equity awards grants for approximately one to two years.
In setting the number of additional shares to be available for issuance under the amendment to the Restated Plan, we considered our estimated competitive usage needs going forward for existing employees and potential new hires for approximately the next one to two years, with such timing dependent on a variety of factors, including the price of our shares, hiring activity, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve as increased under the proposed amendment to the Restated Plan could last for a shorter or longer time.
Expectations regarding future share usage under the Restated Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Restated Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.
Description of the Restated Plan
The major features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Restated Plan as proposed to be amended, with the amendment marked, which is attached to this Proxy Statement as Appendix A.
Eligible Participants. Employees, consultants, advisors and non-employee directors of the Company are eligible to receive awards under the Restated Plan. As of March 1, 2026, there were 2,250 employees, seven non-employee directors of the Company and an indeterminate number of consultants and advisors who are eligible to receive awards under the Restated Plan.
Administration. The Restated Plan is administered by the Committee. To the extent consistent with applicable law, the Committee may delegate its duties, power and authority under the Restated Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our other directors or executive officers or to a committee of the board comprised of one or more directors. The Committee may also delegate non-discretionary administrative duties to other persons, agents or advisors.
The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Committee may also establish and modify rules to administer the Restated Plan, interpret the Restated Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award and otherwise modify or amend the terms of outstanding awards to the extent permitted under the Restated Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award does not materially impair the rights of the participant or is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the Restated Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”

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Available Shares and Limitations on Awards. Currently, a maximum of 2,521,500 shares of our common stock may be the subject of awards and issued under the Restated Plan. The amendment to the Restated Plan would increase the number of shares available for issuance by an additional 395,000 shares.
The shares of common stock issuable under the Restated Plan are authorized and unissued shares of our Company. The share limitations under the Restated Plan are subject to adjustment for changes in our corporate structure or shares, as described below.
Any shares of common stock subject to an award under the Restated Plan, or to an award under the Prior Plan that was outstanding on the date our shareholders initially approved the 2022 Plan, that expires, is cancelled or forfeited, or is settled or paid in cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically replenish the Restated Plan share reserve and become available for future awards. Any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for new grants.
Awards that may be settled solely in cash will not reduce the share reserve and will not reduce the shares authorized for grant to a participant in any calendar year. Awards granted or shares of our common stock issued under the Restated Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the Restated Plan.
The Restated Plan provides that the aggregate grant date fair value of all awards granted during any calendar year to any non-employee director, together with the amount of any cash fees or retainers paid to such non-employee director during such calendar year with respect to such individual’s service as a non-employee director, shall not exceed $750,000.
Share Adjustment Provisions. If certain transactions with our shareholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the Restated Plan, and (ii) outstanding awards as to the class, number of shares and price per share. Other types of transactions may also affect our common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the Restated Plan, the Committee may make such adjustments as it may deem equitable to prevent dilution or enlargement of benefits under the Restated Plan.
Clawback and Recoupment. Awards granted under the Restated Plan are subject to any clawback or recoupment policies in effect from time to time, which include but is not limited to any compensation recovery policy adopted by the Company including in response to the requirements of Section 10D of the Exchange Act and any applicable listing rules or other implementing rules and regulations thereunder, or as otherwise required by law. Awards will be automatically unilaterally amended to comply with any such compensation recovery policy. In 2023, the Company adopted the Required Clawback Policy in accordance with SEC rules and NYSE listing standards, as well as the Supplemental Clawback Policy. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis—Other Compensation and Equity-Related Matters—Clawback Policies” above.
Types of Awards. The Restated Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, performance awards, other stock-based awards and cash-based awards to eligible recipients. These types of awards are described in more detail below.
Options. Employees of our Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant (or 110% for incentive stock options granted to a holder of more than 10% of our common stock), unless the option is granted as a substitute award as described earlier. “Fair market value” under the Restated Plan as of any date means the closing sale price of a share of our common stock on the NYSE on that date.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program acceptable to the Committee, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us, or such other method permitted by the Committee. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.
An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant (or five years for incentive stock options granted to a holder of more than 10% of our common stock). No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

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The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the Restated Plan is equal to the size of the Restated Plan’s share reserve as described above, and as proposed to be increased.
Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the Restated Plan, as may be determined by the Committee.
Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.
Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the Restated Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.
Performance-Based Awards. A performance-based award is an award of shares of common stock or units that are only earned if certain performance conditions are met. Any award under the Restated Plan may be granted as a performance-based award if the Committee establishes one or more measures of corporate, business unit, or individual performance that must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions, and/or settlement in cash or shares of the award. The Committee will determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied and the degree to which vesting, exercisability, lapse of restrictions, and/or settlement in cash or shares of a performance award has been earned. The Committee may provide for the payment of dividend equivalents on performance-based awards, but any dividend equivalents will be subject to the same restrictions as the awards are. The Committee also has the ability to provide, in an individual award agreement or elsewhere, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a change in control, a corporate transaction, a recapitalization, a change in the accounting practices of our company, or a participant’s death or disability.
Other Stock- and Cash-Based Awards. The Committee may grant awards of cash-based incentives, common stock and other awards that are valued by reference to and/or payable in shares of our common stock, or without reference to our common stock under the Restated Plan. The Committee has discretion in determining the terms and conditions of such awards.
Vesting. The Restated Plan allows for awards subject to either service-based vesting or performance-based vesting, or both. Under the Restated Plan, awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year. These required vesting and performance periods do not apply to (i) awards made in payment of or exchange for other compensation that is already earned and payable, (ii) termination of service due to death or disability, (iii) a change in control, (iv) substitute awards that do not reduce the vesting period of the award being replaced, and (v) awards involving an aggregate number of shares not in excess of five percent of the Restated Plan’s share reserve. For purposes of awards granted to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting to the date of the next annual meeting.
Transferability of Awards. In general, no right or interest in any award under the Restated Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable

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by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.
Corporate Transactions; Change in Control. If a change in control occurs which is a corporate transaction, the Committee may, in its discretion, provide for one or more of the following with respect to awards under the Restated Plan: (i) the continuation, assumption or replacement of outstanding awards; (ii) the acceleration of the vesting and exercisability of outstanding awards, in whole or in part, upon a change in control; (iii) the acceleration of the vesting and exercisability of outstanding awards upon termination of a participant’s employment or other service under specified conditions within 12 months after the transaction; or (iv) the cancellation of awards in exchange for payment to participants in cash, shares or other consideration equal to the difference, if any, between the fair market value of the consideration that would be received in the corporate transaction for the number of shares subject to the award and the aggregate exercise price (if any) of the shares subject to the award. In the case of performance awards, in the event of a change in control, the Committee will determine to what extent the goals and other conditions have been met.
If a change in control occurs which is not a corporate transaction, the Committee may: (i) fully accelerate the vesting and exercisability of outstanding awards, upon the change in control, or upon termination of a participant’s employment or other service under specified conditions within a specified period of time after the change in control; (ii) extend the exercisability of an option or SAR; or (iii) cancel awards in exchange for payment to participants in cash, shares or other consideration.
The Committee may specify the action to be taken in an award agreement or may take the action prior to or coincident with the change in control and is not required to treat all awards or all participants similarly.
In the event of a dissolution or liquidation of our company, all outstanding awards will terminate.
For purposes of the Restated Plan, the following terms have the meanings indicated:
•“Corporate transaction” generally means (i) a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company, or (ii) a reorganization, merger, consolidation, share exchange or similar transaction involving the Company.
•“Change in control” generally refers to a corporate transaction (as defined above), the acquisition by a person or group of beneficial ownership of 50% or more of the voting power of our stock, or our “continuing directors” ceasing to constitute a majority of our board.
Effect of Termination of Service. Unless otherwise set forth in an applicable agreement, if a participant’s employment or other service relationship with us and our subsidiaries is terminated, the Restated Plan provides that unvested portions of his or her outstanding awards will be forfeited, and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of three months after termination; however, if the participant dies during such three month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination.. In the event of a termination for “cause,” the vested but unexercised portions of options and SAR awards will also be terminated. Upon termination due to death or disability, all outstanding awards will become fully vested, and the option and SAR awards may be exercised for a period of one year after the date of termination.
Parachute Payments. In the event that the benefits provided for in the Restated Plan or otherwise payable to a participant constitute Section 280G “parachute payments” and would be subject to excise taxes, then such pay and benefits will be either be delivered in full or delivered as to such lesser extent which would result in no portion of such pay or benefits being subject to excise taxes, whichever results in the receipt by the participant of the greatest amount of benefits.
Effective Date and Term. The Restated Plan became effective on May 23, 2024. Unless terminated earlier, the Restated Plan will terminate on May 23, 2034. Awards outstanding under the Restated Plan at the time it is terminated will continue in accordance with their terms and the terms of the Restated Plan unless otherwise provided in the applicable agreements.
Amendment or Termination of the Plan. The board of directors may amend, suspend or terminate the Restated Plan from time to time. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy applicable laws or the rules of the NYSE. Termination, suspension or amendment of the Restated Plan may not materially impair the rights of any participant under any outstanding award without the consent of the affected participant.
U.S. Federal Income Tax Consequences
The following is a general summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Restated Plan, based on current statutes, regulations and interpretations. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

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Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the Restated Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a short-term or long-term capital gain or loss (depending on the applicable holding period). The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options. If a participant is granted an incentive stock option under the Restated Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards. The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) of the Code with respect to covered employees.
Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Restated Plan upon a change in control of our company or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Restated Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A of the Code but fails to comply, in operation or form, with the requirements of Section 409A of the Code, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Section 162(m) and Limits on our Company’s Deductions. Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.
Awards Under the Restated Plan
Because all awards under the Restated Plan are discretionary with the Committee, neither the number nor types of future awards to be received by or allocated to particular participants or groups of participants is presently known. However, information on how equity awards under the Restated Plan have been granted in recent years to our NEOs is available in the Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2025 Year-End table above.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED PROTO LABS, INC. 2022 LONG-TERM INCENTIVE PLAN.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2025:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders(2)	1,233,929	$53.07	1,412,184	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,233,929	$53.07	1,412,184	(3)
(1)The weighted average exercise price excludes RSUs and PSUs, which entail the issuance of shares for the payment of no consideration.
(2)Includes awards under the Prior Plan, the 2022 Plan and our Employee Stock Purchase Plan.
(3)Includes 490,172 shares remaining available for issuance as of December 31, 2025 under our Employee Stock Purchase Plan.

OTHER MATTERS
The board of directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS
Proposals of our shareholders that are intended to be presented by such shareholders at our 2027 Annual Meeting of Shareholders and that shareholders desire to have included in our proxy materials related to such Annual Meeting must be received by us at our principal executive offices no later than 5:00 p.m. Central Time, December 9, 2026, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.
If a shareholder wishes to present a proposal at our 2027 Annual Meeting of Shareholders or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that Annual Meeting, the shareholder must give advance notice to us prior to the deadline for such Annual Meeting determined in accordance with our Bylaws. In general, our Bylaws provide that such notice should be addressed to the Secretary and must be received no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances (including a notice of proxy access nomination pursuant to Section 2.17 of our Bylaws, which must be received no less than 120 days prior to the first anniversary of this year’s mailing date). For purposes of our 2027 Annual Meeting, such notice must be received no later than February 18, 2027 or, in the case of a notice of proxy access nomination, no later than January 19, 2027. Our Bylaws set out specific requirements that such shareholders and written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request to our Secretary.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 22, 2027.

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ADDITIONAL INFORMATION
The Notice contains instructions on how to access our proxy materials on the Internet and vote your shares of stock via the Internet and how to request a paper copy of our proxy materials.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, is available on the Investor page of the Company’s Internet site, www.protolabs.com, and will be sent to any shareholder without charge upon written request addressed to:
Chief Financial Officer
Proto Labs, Inc.
5540 Pioneer Creek Drive
Maple Plain, Minnesota 55359
(763) 479-3680
You may also obtain our Annual Report on Form 10-K via the Internet at the SEC’s Internet site, www.sec.gov.
Additional copies of the Annual Report on Form 10-K, the Notice, this Proxy Statement and the accompanying proxy may be obtained from the Investor page of the Company’s Internet site, www.protolabs.com, and from Daniel Schumacher, our Chief Financial Officer, at the address above. Copies of exhibits to the Annual Report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.
By Order of the Board of Directors

Jacob Heilman
Corporate Secretary

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Appendix A
AMENDED AND RESTATED
PROTO LABS, INC.
2022 LONG-TERM INCENTIVE PLAN
(As Proposed to be Amended May 19, 2026)
1.General.
(a) Purpose. The purpose of the Proto Labs, Inc. 2022 Long-Term Incentive Plan, as amended and restated (the “Plan”) is to help attract and retain the best available people for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success.
(b) Original Plan; Effective Dates. The Plan became effective on August 29, 2022 (the “Effective Date”), and was amended and restated effective May 17, 2023. The Board has adopted this Amended and Restated Plan on February 13, 2024, subject to approval by the Company's shareholders, which date of shareholder approval is referred to as the “Amended and Restated Effective Date”.
2. Definitions. In this Plan, the following definitions will apply.
(a) “Affiliate” means any entity that is a Subsidiary or Parent of the Company.
(b) “Agreement” means the written or electronic agreement containing the terms and conditions applicable to an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.
(c) “Award” means the grant of a compensatory award under the Plan in the form of an Option, Stock Appreciation Rights, Restricted Stock, Stock Units, Other Stock-Based Award or Cash Incentive Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Cash Incentive Award” means an Award described in Section 11 of the Plan.
(f) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means a Participant’s (i) failure or refusal to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of any Company code of conduct or Company policy, of any agreement with the Company or any Affiliate, or of any nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in conduct that would be reasonably expected to harm or bring disrepute to the Company, any of its Affiliates, or any of their customers, employees or vendors.
(g) “Change in Control” means one of the following:
(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
(A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;
(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the Effective Date of this Plan; or
(C) any Exchange Act Person becomes the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities.
If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.
(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

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(3) The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately before such Corporate Transaction, of the outstanding Company Voting Securities.
Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred upon an event described in Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations and guidance promulgated thereunder and any successor or similar statutory provisions.
(i) “Code Section 409A” means Section 409A of the Code.
(j) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall (i) satisfy the independence requirements for independent directors and members of compensation committees as set forth from time to time in the Listing Rules of the Nasdaq Stock Market and (ii) be a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Compensation and Talent Committee of the Board unless otherwise specified by the Board.
(k) “Company” means Proto Labs, Inc., a Minnesota corporation, or any successor thereto.
(l) “Continuing Director” means an individual (A) who is, as of the Effective Date of the Plan, a director of the Company, or (B) who becomes a director of the Company subsequent to the Effective Date of the Plan and whose initial election, or nomination for initial election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (B), any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
(m) “Corporate Transaction” means a reorganization, merger, consolidation or statutory share exchange involving the Company, regardless of whether the Company is the surviving entity, or a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.
(n) “Disability” means “total and permanent disability” within the meaning of Code Section 22(e)(3).
(o) “Employee” means an employee of the Company or an Affiliate.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(q) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(r) “Fair Market Value” means the closing sales price for a Share on the New York Stock Exchange as reported in The Wall Street Journal or such other source as the Committee deems reliable, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred; provided, however, that if the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), or if Fair Market Value for any date cannot be so determined, then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
(s) “Full Value Award” means an Award other than an Option Award, Stock Appreciation Rights Award or Cash Incentive Award.
(t) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(u) “Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax or regulatory requirements of countries outside of the United States.
(v) “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company
(w) “Non-Employee Director” means a member of the Board who is not an Employee.

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(x) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price during a specified period of time. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
(y) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.
(z) “Parent” means a “parent corporation,” as defined in Code Section 424(e).
(aa) “Participant” means a Service Provider to whom an Award is or has been made in accordance with the Plan.
(bb) “Performance-Based Award” means an Award that is conditioned on the achievement of specified performance goals.
(cc) “Plan” means this Proto Labs, Inc. 2022 Long-Term Incentive Plan, as amended and in effect from time to time.
(dd) “Prior Plan” means the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended.
(ee) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ff) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
(gg) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor, who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
(hh) “Share” means a share of Stock.
(ii) “Stock” means the common stock, par value $0.001 per share, of the Company.
(jj) “Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(kk) “Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ll) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(mm) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
(nn) “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.
3. Administration of the Plan.
(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3. Notwithstanding the foregoing sentence, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

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(2) cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);
(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and
(4) taking such actions as are described in Section 3(c) with respect to Awards to Global Service Providers.
(c) Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans or annexes to Award Agreements and may modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even one or more of the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) or (ii) of Section 2(j). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company, or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.
4. Shares Available Under the Plan.
(a) Maximum Shares Available. Subject to the provisions of this Section 4 and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be (i) 2,225,500, plus (ii) any Shares subject to outstanding awards under the Prior Plan that expire, are cancelled, or are otherwise forfeited, plus (iii) 296,000, plus (iv) 395,000. Shares to be issued under the Plan shall be authorized and unissued Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(1) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.
(2) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(3) Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(4) Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

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(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the Effective Date of this Plan (a “Prior Plan Award”), that is cancelled, expires or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that Award upon its exercise.
(c) Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.
(d) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(e) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
(f) Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual’s Service as a Non-Employee Director shall not exceed $750,000.
5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees who are not Global Service Providers.
6. General Terms of Awards.
(a) Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Agreement calls for acceptance by the Participant, the Award evidenced by the Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and consistent with the requirements of this Section 6, the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control as provided in Sections 12(b) or 12(c), (ii) a Separation from Service due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the

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Company’s stockholders to the date of the next annual meeting of the Company’s shareholders. Unless the Committee provides otherwise, the vesting of Awards granted hereunder will continue to vest during any unpaid leave of absence.
(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(1)(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
(d) Designation of Beneficiary. The Committee may permit each Participant to designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.
(e) Termination of Service. Unless otherwise provided in an Agreement, and subject to Sections 6(i) and 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the originally scheduled expiration of an Option or Stock Appreciation Right Award, as applicable):
(1) Upon termination of Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
(2) Upon termination of Service due to death or Disability, any unvested portion of an Award shall immediately become vested (and exercisable, if applicable), and the vested and exercisable portions of Options or SARs may be exercised for a period of twelve months after the date of such termination and shall terminate upon the expiration of such period.
(3) Upon a termination of Service for any reason other than Cause, death or Disability, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration, but the currently vested and exercisable portions of Options and SARs may be exercised for a period of three months after the date of such termination and shall, subject to the following sentence, terminate upon the expiration of such period. However, if a Participant dies during such three-month post-termination exercise period, then the applicable post-termination exercise period shall be extended to twelve months after the date of such termination.
(f) Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g) Performance-Based Awards. Any Award may be granted as Performance-Based Award if the Committee establishes one or more measures of corporate, Subsidiary, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. Any Performance-Based Award shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Award, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of events that are unusual in nature or infrequently occurring, such as a Change of Control, a Corporate Transaction, an equity restructuring, a recapitalization, a divestiture, a change in the accounting practices of the Company, or the Participant’s death or Disability.

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(h) Dividends and Dividend Equivalents. Any dividends, dividend equivalents or distributions paid with respect to Shares that are subject to the unvested portion of an Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared and paid on outstanding Shares. Dividends and dividend equivalents on Performance-Based Awards will be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable performance goals, as the original Award. The additional terms of any such dividend equivalents will be as set forth in the applicable Award Agreement, including any additional restrictions and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.
(i) Extension of Termination Date. If a Participant would otherwise be precluded from exercising an Option or SAR prior to the expiration of its scheduled term or prior to its termination following the termination of the Participant’s Service solely because the issuance of the Shares upon such exercise would violate applicable registration requirements under the Securities Act, then the Committee may provide that the period during which the Option or SAR may be exercised and the termination date of the Option or SAR shall be extended until the later of (i) the date that is 30 days after the exercise of the Option or SAR would no longer violate the registration requirements of the Securities Act, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Agreement.
7. Stock Option Awards.
(a) Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
(c) Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.
(d) Incentive Stock Options.
(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee who is not a Global Service Provider, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a) subject to adjustment as provided in Section 12(a).
(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.
(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

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(4) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Statutory Stock Option.
(5) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.
8. Stock Appreciation Rights.
(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).
(b) Exercise of SAR. Each SAR may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.
9. Restricted Stock Awards.
(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, and any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations) have been satisfied, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.
10. Stock Unit Awards.
(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. If a Stock Unit Award is a Performance-Based Award, the extent to which the goals are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
(b) Settlement of Award. Following the vesting of a Stock Unit Award, and the Committee’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee.

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11. Cash-Based and Other Stock-Based Awards.
(a) Cash Incentive Awards. A Cash Incentive Award may be considered a Performance-Based Award, and may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the Grant Date. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash, Shares or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash, Shares and other forms of Awards as determined by the Committee and specified in the applicable Agreement.
(b) Other Stock-Based Awards. The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12. Changes in Capitalization and Other Corporate Events.
(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 - Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Code Section 409A.
(b) Corporate Transactions. Unless otherwise provided in an applicable Agreement, in the event of a Change in Control that involves a Corporate Transaction, the Board or the Committee shall take one or more of the following actions with respect to outstanding Awards, which actions may vary among individual Participants and among Awards held by an individual Participant, and are conditioned in each case upon the closing or completion of the Corporate Transaction:
(1) Continuation, Assumption or Replacement of Awards. Arrange for the surviving or successor entity (or its Parent) to continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor to remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and is subject to substantially similar terms and conditions as the Award.
(2) Acceleration. Accelerate the vesting (and exercisability, if applicable) of (i) some or all outstanding Options and SARs so that such Awards may be exercised in full for such limited period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Board or Committee, with such Awards then terminating to the extent not exercised at the effective time of the Corporate Transaction, and (ii) some or all outstanding Full Value Awards or Cash Incentive Awards immediately prior to the effective time of the Corporate Transaction. In the case of Performance-Based Awards, the number of Shares or the amount of a Cash Incentive Award subject to such accelerated vesting shall be based on a determination by the Board or Committee of the degree to which any performance-based vesting or payment conditions will be deemed satisfied. The Board or Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants, and any exercise of such accelerated Awards shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before the effective time of the Corporate Transaction.

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(3) Payment for Awards. Cancel some or all outstanding Awards at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Board or Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares remaining subject to the Award, and (ii) the aggregate exercise price (if any) for the number of Shares remaining subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled without payment of any kind to the affected Participant. The payment for any canceled Cash Incentive Award that was to be settled in Shares shall be in an amount equal to the settlement amount that was to form the basis for the calculation of the number of Shares to be issued. In the case of Performance-Based Awards, the number of Shares remaining subject to an Award or the settlement amount of a Cash Incentive Award shall be calculated based on a determination by the Board or Committee of the degree to which any performance-based vesting or payment conditions will be deemed satisfied. Payment of any amount under this Section 12(b)(3) shall be made in such form (including in shares of the surviving or successor entity or its Parent), on such terms and subject to such conditions as the Board or Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the discretion of the Board or Committee, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(4) Termination After a Corporate Transaction. Provide that with respect to any Award that is continued, assumed or replaced under the circumstances described in Section 12(b)(1), if within 18 months after the Corporate Transaction the Participant experiences an involuntary termination of Service from the surviving or successor entity (or its Parent or subsidiary) for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full, with vesting in full for a Performance-Based Award determined as provided in Section 12(b)(2).
(5) Adjustments to Awards. Make such adjustments to some or all outstanding Awards as may be required or permitted by Sections 12(a) and 6(g).
(c) Other Change in Control. In connection with a Change in Control that does not involve a Corporate Transaction, the Board or Committee may provide (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested (and exercisable, if applicable) upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within 18 months of the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.
(d) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event the shareholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such pending termination.
(e) Limitation on Change in Control Payments. If any payments to a Participant pursuant to Awards made under this Plan (including, for this purpose, the acceleration of the vesting and exercisability of any Award or the payment of cash or other property in exchange for all or part of any Award), taken together with any payments or benefits otherwise paid or distributed to the Participant by the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504 of the Code without regard to Section 1504(b) of the Code) of which the Company is a member (the “other arrangements”) would collectively constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), and if the net after-tax amount of such parachute payment to the Participant is less than what the net after-tax amount to the Participant would be if the aggregate payments and benefits otherwise constituting the parachute payment were limited to three times the Participant’s “base amount” (as defined in Section 280G(b)(3) of the Code) less $1.00, then the aggregate payments and benefits otherwise constituting the parachute payment shall be reduced to an amount that shall equal three times the Participant’s base amount, less $1.00. Should such a reduction in payments and benefits be required, the Participant shall be entitled, subject to the following sentence, to designate those payments and benefits under this Plan or the other arrangements that will be reduced or eliminated (including, as applicable, a reduction in the number of Shares subject to Awards that will vest on an accelerated basis) so as to achieve the specified reduction in aggregate payments and benefits to the Participant and avoid characterization of such aggregate payments and benefits as a parachute payment. To the extent that the Participant’s ability to make such a designation would cause any of the payments and benefits to become subject to any additional tax under Code Section 409A, or if the Participant fails to make such a designation within the time prescribed by the Committee, then the Committee shall achieve the necessary reduction in such payments and benefits in the following order: (1) by reducing or eliminating the portion of the payments and benefits that are payable in cash; (2) by reducing or eliminating equity awards (or the

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accelerated vesting thereof) that are included as parachute payments; (3) by reducing or eliminating any non-cash, non-equity benefits; in each case, within each category, in reverse order beginning with payments and benefits which are to be paid or provided the furthest in time from the date of the Committee’s determination. For purposes of this Section 12(e), a net after-tax amount shall be determined by taking into account all applicable income, excise and employment taxes, whether imposed at the federal, state or local level, including the excise tax imposed under Section 4999 of the Code.
13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.
14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s maximum individual statutory tax withholding rate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.
15. Duration, Amendment and Termination of the Plan.
 (a) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Amended and Restated Effective Date, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.
 (b) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
(c) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).
(d) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.
16. Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

A-11

17. Performance-Based Awards.
(a) Performance-Based Awards. If an Award is a Performance-Based Award, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(b). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 17. In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also adjust performance measures for a performance period in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Award. The Committee may adjust any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant.
18. Other Provisions.
(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
(c) Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. The Committee may, in its discretion, to the extent permitted by Code Section 409A, if applicable, suspend the right to exercise Options or SARs to be settled in Shares, or delay the payment or settlement of any other Awards to be paid or settled in Shares, during any period in which the issuance of such Shares would not be in compliance with any applicable legal or securities exchange requirements. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 18(i).
(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

A-12

(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.
(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g) Code Section 409A. It is intended that all Awards under the Plan will be exempt from, or will comply with, Code Section 409A, and to the maximum extent permitted the Awards the Plan will be limited, construed and interpreted in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:
(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A; and
(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.
Each amount to be paid under an Award or this Plan shall be construed as a separate and distinct payment for purposes of Code Section 409A.
None of the Company, the Committee or any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A; or (iii) have any liability to any Participant for any such tax liabilities.
(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
(i) Forfeiture and Compensation Recovery.
(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause, violation of any material Company or Affiliate policy, breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(2) Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement will be automatically unilaterally amended to comply with any such compensation recovery policy.

A-13

Appendix B
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share amounts)

The Company uses certain non-GAAP financial measures in this Proxy Statement. These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.
The Company defines non-GAAP earnings per share as net income determined under U.S. GAAP, adjusted for stock-based compensation expense, amortization expense, unrealized gain or loss on foreign currency, CEO transition costs, restructuring and transformation costs, and costs related to exit and disposal activities, divided by the weighted average number of diluted shares outstanding. A reconciliation of GAAP net income to non-GAAP net income, as well as the number of shares used to compute non-GAAP earnings per share appears below.

	Twelve Months Ended December 31,
	2025	2024
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized gain on foreign currency, CEO transition costs, restructuring and transformation costs and costs related to exit and disposal activities
GAAP net income	$21,241	$16,593
Add back:
Stock-based compensation expense	15,729	16,999
Amortization expense	3,703	3,707
Unrealized (gain) loss on foreign currency	(130)	(1)
CEO transition costs	1,376	—
Restructuring and transformation costs	749	—
Costs related to exit and disposal activities	342	5,585
Total adjustments	21,769	26,290
Income tax benefits on adjustments(1)	(2,810)	(1,715)
Non-GAAP net income	$40,200	$41,168

GAAP earnings per share:
Basic	$0.89	$0.66
Diluted	$0.88	$0.66

Non-GAAP earnings per share:
Basic	$1.68	$1.64
Diluted	$1.66	$1.63

Shares used to compute non-GAAP earnings per share:
Basic	23,922,703	25,096,117
Diluted	24,245,199	25,212,178

(1) For the twelve months ended December 31, 2025 and 2024, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. The Company's non-GAAP tax rates differ from its GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the year.

B-1

The Company defines adjusted operating income margin (AOIM) as operating margin determined under U.S. GAAP, adjusted for the difference between the impact of actual currency rates in effect during the twelve months ended December 31, 2025 and the budgeted currency rates, stock-based compensation expense, amortization expense, incentive compensation expense, CEO transition costs, restructuring and transformation costs, and costs related to exit and disposal activities. A reconciliation of the most directly comparable GAAP metric to this metric appears below.

Twelve Months Ended December 31, 2025
(in thousands)
Revenue	$533,127
Income from operations	25,110
GAAP operating margin	4.7%

Revenue	$533,127
Foreign currency impact[1]	(1,883)
Adjusted Revenue, excluding certain foreign currency exchange impacts	$531,244

Income from operations	$25,110
Stock-based compensation expense	15,729
Amortization expense	3,703
CEO transition costs	1,376
Restructuring and transformation costs	749
Costs related to exit and disposal activities	342
Non-GAAP income from operations	$47,009
Adjustments for incentive compensation[2]	12,656
Foreign currency impact[1]	31
Adjusted income from operations excluding certain items for incentive compensation and foreign currency exchange impacts	$59,696

Adjusted Revenue	$531,244
Adjusted income from operations excluding certain items for incentive compensation and foreign currency exchange impacts	59,696
Adjusted Operating Income Margin	11.2%

(1) Foreign currency impact represents the difference in rates from actuals to planning related rates that were established as part of the annual operating plan approved by the board and the compensation and talent committee at the beginning of the calendar year.
(2) Incentive compensation is not included in the performance targets approved by the board and compensation and talent committee for the calculation of Adjusted Operating Income Margin.

B-2

The Company defines adjusted gross margin (AGM) as gross margin determined under U.S. GAAP, adjusted for the difference between the impact of actual currency rates in effect during the twelve months ended December 31, 2025 and the budgeted currency rates, stock-based compensation expense, amortization expense and incentive compensation expense. A reconciliation of the most directly comparable GAAP metric to this metric appears below.

Twelve Months Ended December 31, 2025
(in thousands)
Revenue	$533,127
Gross profit	237,137
GAAP operating margin	44.5%

Revenue	$533,127
Foreign currency impact[1]	(1,883)
Adjusted Revenue, excluding certain foreign currency exchange impacts	531,244

Gross profit	237,137
Stock-based compensation expense	1,792
Amortization expense	1,370
Non-GAAP gross profit	240,299
Adjustments for incentive compensation[2]	2,680
Foreign currency impact[1]	(181)
Adjusted gross profit, excluding certain items for incentive compensation and foreign currency exchange impacts	242,798

Adjusted Revenue	531,244
Adjusted gross profit excluding certain items for incentive compensation and foreign currency exchange impacts	242,798
Adjusted Gross Margin	45.7%

(1) Foreign currency impact represents the difference in rates from actuals to planning related rates that were established as part of the annual operating plan approved by the board and the compensation and talent committee at the beginning of the calendar year.
(2) Incentive compensation is not included in the performance targets approved by the board and compensation and talent committee for the calculation of Adjusted Gross Margin.

B-3

PROTO LABS, INC.
ATTN: DANIEL SCHUMACHER
5540 PIONEER CREEK DRIVE
MAPLE PLAIN, MN 55359

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRLB2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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V87032-P47657

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

PROTO LABS, INC.

The Board of Directors recommends you vote FOR each of the nominees for director:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Suresh Krishna	☐	☐	☐
1b. Archie C. Black	☐	☐	☐
1c. Sujeet Chand	☐	☐	☐
1d. Moonhie Chin	☐	☐	☐
1e. Rainer Gawlick	☐	☐	☐
1f. Donald G. Krantz	☐	☐	☐
1g. Sven A. Wehrwein	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2, FOR proposal 3, 1 year on proposal 4 and FOR proposal 5.

	For	**Against**	**Abstain**
2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2026.	☐	☐	☐

	For	**Against**	**Abstain**
3. Advisory vote on executive compensation.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted as directed, or if no direction is given, FOR each of the nominees for director in proposal 1, FOR proposal 2, FOR proposal 3, 1 year on proposal 4 and FOR proposal 5. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V87033-P47657

PROTO LABS, INC.
Annual Meeting of Shareholders
May 19, 2026 8:30 AM CT
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Suresh Krishna and Daniel Schumacher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Proto Labs, Inc. that the shareholder is entitled to vote at the 2026 Annual Meeting of Shareholders to be held virtually at 8:30 a.m. CT, on May 19, 2026, at www.virtualshareholdermeeting.com/PRLB2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in proposal 1, FOR proposal 2, FOR proposal 3, 1 year on proposal 4 and FOR proposal 5. This proxy will be voted in the discretion of the proxies upon such other matters as may properly come before the 2026 Annual Meeting of Shareholders or any postponement or adjournment thereof.

Continued and to be signed on reverse side